UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934

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RBC BEARINGS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RBC Bearings Incorporated

One Tribology Center

Oxford, Connecticut 06478

July 26, 2015

To our Stockholders:

You are cordially invited to attend the RBC Bearings Incorporated annual meeting of stockholders at 9:00 a.m., local time, on September 10, 2015 at the offices of RBC Bearings Incorporated, Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail. Please vote your shares as soon as possible.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing an RBC Bearings Incorporated stockholding. Please note that the document evidencing your shareholdings, to be used to gain entry to the meeting, is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Dr. Michael J. Hartnett

Chairman and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2015 annual meeting of stockholders of RBC Bearings Incorporated will be held at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, on Thursday, September 10, 2015, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will consider and vote on the following matters:

(1)	the election of one director in Class I to serve a term of one year and the election of two directors in Class II to serve a term of three years;

(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016;

(3)	to consider a resolution regarding the stockholder advisory vote on named executive officer compensation; and

(4)	any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 17, 2015 are entitled to notice of and to vote at the annual meeting and at any postponements or adjournments thereof. The directions to the meeting can be found in Appendix A of the attached proxy statement.

YOUR VOTE IS IMPORTANT:

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card.  If your shares are held in the name of a bank, broker or other recordholder, you may be able to vote by telephone or internet.  Their procedures should be described in the voting form they send you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Dr. Michael J. Hartnett
Chairman and Chief Executive Officer

July 26, 2015

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ONE TRIBOLOGY CENTER

 OXFORD, CONNECTICUT 06478

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 10, 2015

PROXY STATEMENT

The Board of Directors (the “Board”) of RBC Bearings Incorporated (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Thursday, September 10, 2015, beginning at 9:00 a.m., local time, at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, and at any postponements or adjournments thereof. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2015 are being mailed, or made available via the internet as described below,  to stockholders on or about July 26 , 2015.  The fiscal years ended March 31, 2012 , March 30, 2013, March 29, 2014 and March 28, 2015 are referred to respectively as “fiscal 2012” , “fiscal 2013”, “fiscal 2014” and “fiscal 2015” in this proxy statement.

This year, the Company is furnishing proxy materials to stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders on or about July 26, 2015. We will also continue to mail a printed copy of this proxy statement and form of proxy to certain stockholders and we expect that mailing to also begin on or about July 26, 2015.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

We are soliciting proxies for the 2015 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on July 17, 2015 (the “Record Date”), and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and committees thereof, the compensation of directors and executive officers and other information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to our stockholders.

How may I obtain RBC Bearings’ 10-K and other financial information?

A copy of our 2015 Annual Report, which includes our 2015 Form 10-K, is enclosed and incorporated by reference herein.

Stockholders may request another free copy of our 2015 Annual Report, which includes our 2015 Form 10-K, from:

Corporate Secretary

RBC Bearings Incorporated

One Tribology Center

Oxford, CT 06478

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We will also furnish any exhibit to the 2015 Form 10-K if specifically requested. Stockholders may also find other filings with the SEC and corporate governance and other information on the investor relations page of our website at

http://investor.rbcbearings.com/.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will be available to respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of RBC Bearings Incorporated common stock you owned as of the Record Date on each matter considered at the meeting. As of July 17, 2015, there were 23,228,709 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of July 17, 2015, 23,228,709 shares of common stock, representing the same number of votes, were outstanding and eligible to vote. Thus, the presence of the holders of common stock representing at least 11,614,355 votes will be required to establish a quorum.

Proxies received by the Company but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

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If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the Notice of the Annual Meeting of Stockholders.  Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on such other matter in the manner they consider appropriate.

If you do not specify on the enclosed proxy card that is sent to the Company (or when giving your proxy over the internet or telephone) how you want to vote your shares, the proxy holders will vote them “FOR” the election of all nominees for director as set forth under Item 1, “FOR” the ratification of the appointment of the independent registered public accounting firm under Item 2, and ”FOR” the approval of the resolution regarding the stockholder advisory vote on named executive officer compensation under Item 3.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted by employees of Broadridge Financial Solutions, Inc. (“Broadridge”) and certified by the Inspector of Election present at the meeting.  If you are a stockholder of record, your signed proxy card is returned directly to Broadridge for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Broadridge on behalf of all of its clients.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors.   Directors are elected (Item 1) by a plurality of the votes cast at the meeting. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority”, with respect to the election of one or more directors, will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Independent Registered Public Accounting Firm.   The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016 (Item 2) requires the affirmative vote of the majority of the votes cast.

Approval of the “Say on Pay” proposal. The approval of the resolution regarding the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3) requires the affirmative vote of the majority of the votes cast.

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A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of directors, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may not cumulate your votes for the election of directors.

For the ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016 (Item 2) and the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3) you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for its 2015 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you.

If the broker, bank or other nominee does not receive voting instructions from you, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1) or the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3). Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum, but will not be considered voted with regard to or treated as present with respect to those proposals to which the broker non-votes relate. The ratification of the appointment of the Company’s independent registered public accounting firm (Item 2) requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Brokers are allowed to vote on behalf of beneficial owners without instruction on Item 2, but are not permitted to vote on any other proposals without voting instructions from you.

Shares represented by proxies which indicate that the stockholders abstain as to the election of directors or to other proposals will be treated as being present for the purpose of determining the presence of a quorum and, other than for the election of directors and the number of votes cast with respect to each proposal. Consequently, an abstention will have the effect of a vote against with respect to proposals other than the election of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its Current Report on Form 8-K which will be filed within four business days after the meeting.

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What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our principal executive offices no later than March 27, 2016. Such proposals also must comply with Rule 14a-8 of the SEC’s regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

RBC Bearings Incorporated

One Tribology Center

Oxford, CT 06478

For a stockholder proposal that is not intended to be included in our proxy statement, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve the proposal and provide the information required by our by-laws and give timely notice to the Corporate Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Corporate Secretary:

☐       Not less than 60 days prior to the next meeting, and

☐       Not more than 90 days prior to the next meeting.

In the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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How may I obtain a copy of RBC Bearings’ by-law provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Broadridge Financial Solutions, Inc.

Registered Client Services Department

C/O Carolyn Miller

51 Mercedes Way

Edgewood, NY 11717

P  631-254-1638

F  631-254-7760

Carolyn.miller@broadridge.com

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1: ELECTION OF DIRECTORS

The Board currently is composed of eight directors serving staggered three-year terms and divided into three classes: Class I currently consists of Dr. Thomas J. O’Brien, Edward D. Stewart and Daniel A. Bergeron, Class II consists of Richard R. Crowell, Mitchell I. Quain and Alan B. Levine and Class III consists of Dr. Michael J. Hartnett and Dr. Amir Faghri. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2016, 2018 and 2017, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified, or until the director’s resignation or removal.

Our Nominating and Corporate Governance Committee has nominated Mitchell I. Quain for re-election as a Class I director and has nominated Richard R. Crowell and Alan B. Levine for re-election as Class II directors. Our Nominating and Corporate Governance Committee reviewed the qualifications of the nominees for election to these classes, and unanimously recommended that these nominees be submitted for election or re-election to the Board. If re-elected, Mitchell I. Quain will be moving from Class II to Class I. The term of office of the Class I directors expires in 2016. Mitchell I. Quain is currently a director of RBC Bearings Incorporated and was appointed to the Board in September, 2011. Richard R. Crowell is currently a director of RBC Bearings Incorporated and was appointed to the Board in June, 2002. Alan B. Levine is currently a director of RBC Bearings Incorporated and was appointed to the Board in October, 2005. If elected at the annual meeting, the Class I nominee would serve until the 2016 annual meeting and the Class II nominees would serve until the 2018 annual meeting and until their successors are duly elected and qualified, or until the director’s resignation or removal.

For a stockholder to nominate an individual for director at the 2016 annual meeting, the stockholder must follow the procedures outlined below under the caption “Stockholder Proposals and Director Nominations for the 2016 Meeting.” Stockholders may also nominate a director to be considered by the Board for recommendation to the stockholders in the Company’s proxy statement for the 2016 annual meeting by following the procedures outlined below under the caption “Director Nominations to be Considered by the Board.”

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time.

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 Information regarding the nominees, as of July 1, 2015, is set forth below, including his age, the period he has served on the Board and the nominee’s business experience. The information presented below for the director nominee and the directors continuing in office has been furnished to the Company by such persons.

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each director has provided us about his age (as of July 1, 2015), all positions he holds, his principal occupation and business experience for the past five years and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. We have also provided below information regarding additional experience, qualifications, attributes and skills that lead our Board to the conclusion that each person should serve as a director. In addition to the information set forth below, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

Nominee for Election in Class I for a One-year Term Expiring at Our 2016 Annual Meeting

Mitchell I. Quain has been a director since September, 2011. He is a Senior Advisor to the Carlyle Group and was a Partner of One Equity Partners, a private investment firm until December, 2011. From 2006 to 2010, he was a Senior Director of ACI Capital Corp. From 2002 to 2005, he was Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capabilities including Vice Chairman. Mr. Quain has a B.S.E.E. in electrical engineering from the University of Pennsylvania and an M.B.A. degree from the Harvard Business School and is a Chartered Financial Analyst. Previously Mr. Quain served on the Boards of publicly traded AstroMed, Inc., DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc. and Titan International, Inc. Mr. Quain is currently Chairman of the Board of Directors of Magnetek, Inc., and a Director of Hardinge Inc. and Tecumseh Products Company. Mr.Quain's academic background, 30 years of investing experience, working knowledge of capital markets gained from his experiences as an investment banker and his knowledge and experience as a Chartered Financial Analyst qualify him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly traded industrial products manufacturers are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Nominees for Election in Class II for a Three-year Term Expiring at Our 2018 Annual Meeting

Richard R. Crowell has been a director since June, 2002 and chairman of the Compensation Committee since August, 2005. Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm he founded in 2007. Previously he was the President of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a Partner and President of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Executive Committee of the Board of Visitors for the UCLA Anderson School of Management. Mr. Crowell is a director of Micronics, Inc., MCSC and Leading Edge Aviation Services. All are private companies in the businesses of filtration products, precision manufacturing, engineered solutions and related services. Mr. Crowell earned an M.B.A. from UCLA’s Anderson School and a B.A. from the University of California, Santa Cruz. Mr. Crowell brings broad business, financial and executive leadership experience to the Board, developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to our Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Alan B. Levine has been a director and chairman of our Audit Committee since October, 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). Mr. Levine is currently a Director of Magnetek, Inc. and Dynasil Corporation of America and Chairman of the Audit Committees of both companies. He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November, 2003. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. From January, 2007 until July, 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admission Council. He is currently retired. He is a former Director and Audit Committee Chair of Nextera Enterprises, Inc. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant. As chairman of our Audit Committee Mr. Levine has demonstrated that he is valuable to the Audit Committee’s function. He is the Company’s designated "audit committee financial expert" as defined by SEC regulations. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former Chief Financial Officer. This knowledge and experience gives Mr. Levine a perspective that he is able to use to help the Audit Committee and Board understand the highly technical issues management confronts on a daily basis and to serve as a critical resource for management. Mr. Levine’s depth of business, accounting and financial experience make him an excellent candidate as a member of our Board.

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Vote Required

Directors are elected by a plurality of the votes cast at the meeting. Accordingly, Mr. Quain, Mr. Crowell and Mr. Levine will be elected if they receive more votes than any other nominees for a place on the Board.

The Board recommends a vote FOR the election to the Board of Directors of the nominees listed above.

ITEM 2: THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016, and has further directed that the Board submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. During fiscal 2015, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax services. See “Principal Accountant Fees and Services” below.

This proposal is put before the stockholders because the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016.

ITEM 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Exchange Act requires the Company to hold a separate non-binding advisory stockholder vote (commonly known as a “Say on Pay” proposal) to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

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At last year’s annual meeting, 71.0% of shareholder votes supported the advisory vote to approve executive compensation. The Company is committed to the interests of its shareholders and the delivery of long-term shareholder value through appropriate executive pay programs and governance actions that attract, motivate and retain a highly-qualified executive team. As part of this commitment, we intend to continue to maintain an ongoing dialogue with our shareholders to address any continued concerns they may have.

The Company objective is to ensure its compensation programs:

•	Properly align CEO pay to Company performance.

•	Ensure that no problematic pay practices exist (such as excessive change-in-control or severance packages, benchmarking compensation above peer medians, repricing or backdating of options or excessive perquisites or tax gross-ups)

•	Reflect appropriate communication with and responsiveness to shareholders.

During fiscal 2013 a number of changes were made to the Company’s compensation programs, including:

1. Starting for fiscal 2014, the Company changed its targeted positioning of annual performance bonus and long-term incentive awards from the 60 th percentile of the Company’s selected peer group to the median of the Company’s selected peer group. Thus all elements of executive officer compensation, starting for fiscal 2014, are targeted to the 50 th percentile of the Company’s selected peer group.

2. The Company’s selected peer group is comprised to make sure that the Company is not being compared to other companies on an arbitrary basis or limitations based on GICS industry classifications and takes into consideration a number of relevant factors such as companies in the highly engineered product/manufacturing industries, revenue ranges, market capitalization and eight digit GICS codes for Company selected peers.

3. The Company’s employment agreement with Dr. Hartnett was amended starting for fiscal 2014 so that any guaranteed minimum annual increase in his base salary was eliminated and his annual performance bonus formula, based on the Company’s performance in relation to an approved operating plan, was changed to eliminate any discretionary performance bonus.

4. Starting for fiscal 2014 all grants of stock options as well as restricted stock or units to the CEO are made pursuant to a pay for performance based program with no discretionary awards.

5. The Board of Directors approved stock ownership guidelines for Non-Employee Independent Directors and for the Company’s Executive Officers.

6. The 2013 Long Term Incentive Plan was modified to prohibit share recycling, to limit the number of shares that may be used for restricted stock or restricted unit grants under the Plan to fifty percent (50%) of the total authorized number of Shares pursuant to the Plan and to limit the expiration date of any stock option granted under the Plan to no more than seven years from the date it is granted.

7. The Board of Directors approved an Executive Compensation Clawback Policy applicable to all Executive Officers.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

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The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Board believes that our compensation program for our named executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We urge you to read the “Executive Compensation” section of this proxy statement for details on the Company’s executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Company, our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board has adopted a policy providing for annual “Say on Pay” advisory votes. Unless the Board modifies this policy, the next “Say on Pay” advisory vote will be held at our 2016 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the approval of the Compensation of our Named Executive Officers.

ITEM 4: OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2015 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the manner the proxy holder considers appropriate.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors

The Board held 5 meetings during fiscal 2015. The standing committees of the Board held an aggregate of 10 meetings during fiscal 2015. Each director attended 99% of the aggregate number of meetings of the Board and the Board committees on which he served as a director during fiscal 2015.

Attendance at Annual Meetings of the Stockholders

All directors are encouraged to attend the annual meeting of the stockholders. A majority of directors attended the 2014 annual meeting of stockholders either in person or by teleconference.

Director Independence

Certain rules of the Nasdaq Global Select Market (“Nasdaq”) require that the Board be comprised of a majority of “independent directors,” and each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under Nasdaq rules.

Based upon the information submitted by each of the directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has made a determination that all of our current directors, with the exception of Dr. Hartnett and Mr. Bergeron satisfy the “independence” requirements of Nasdaq, SEC regulations and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.  The Company’s Corporate Governance Guidelines can be found on our website at www.rbcbearings.com.

 Executive Sessions

The Company’s Corporate Governance Guidelines require the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, will be the Chairman of the Audit Committee. The non-employee members of the Board and the Audit Committee, respectively, met in executive session during 1 of the Board and all of the Audit Committee meetings held in fiscal 2015.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group at the following address: RBC Bearings Incorporated, c/o the Corporate Secretary, One Tribology Center, Oxford, CT 06478. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at 1-866-247-5449, which is available 24 hours per day, 365 days per year, and leaving a recorded message and (2) in writing marked Private & Confidential to the Audit Committee, RBC Bearings Incorporated, c/o the General Counsel, One Tribology Center, Oxford, CT 06478. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are described below. Committee members hold office for a term of one year. The charters for each of the committees is available on the Company’s website at www.rbcbearings.com.

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Audit Committee.   The Audit Committee is responsible for (1) selecting the independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent registered public accounting firm’s report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management and the independent registered public accounting firm, (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Mr. Levine, Mr. Quain, Mr. Stewart and Dr. O’Brien, each of whom satisfies the current financial literacy requirements and independence requirements for audit committee members of Nasdaq and the SEC. Our Board has determined that Mr. Levine, Mr. Quain, Mr. Stewart and Dr. O’Brien all separately qualify as an “audit committee financial expert,” as such term is defined in the regulations under the Exchange Act. The Audit Committee held 4 meetings in fiscal 2015.

Compensation Committee.   The Compensation Committee is responsible for (1) reviewing key employee compensation goals, policies, plans and programs, (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers, (3) reviewing and approving employment contracts and other similar arrangements between the Company and our executive officers, (4) reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) approving overall compensation policies for the Company and (7) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Messrs. Crowell, Levine and Faghri, each of whom satisfies the independence requirements of Nasdaq. The Compensation Committee held 4 meetings in fiscal 2015.

 Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is responsible for: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing our Board’s performance and self-evaluation process and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes, and (6) reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) and our Insider Trading Policy. Our Nominating and Corporate Governance Committee consists of Mr. Stewart, Dr. O’Brien and Dr. Faghri, each of whom satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee held 2 meetings during fiscal 2015.

The Board seeks to have a diverse group of members who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities include: high-level leadership experience in business or administrative activities, and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Director Nominations to be Considered by the Board.”

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Corporate Governance Guidelines

The Board adopted a set of Corporate Governance Guidelines, which, among other things, sets forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommending changes to the Board for approval.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Ethics, which is intended to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers areas of professional conduct, such as conflicts of interest, fair dealing, the protection of confidential information and compliance with laws, regulations and rules. Any waiver of the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and must be promptly disclosed as required by law or the rules and regulations of Nasdaq.

Board Risk and Compensation Risk Oversight

The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, the Audit Committee oversees risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting as well as the Company’s compliance with legal and regulatory requirements as well as risks associated with foreign exchange, insurance, credit and debt. The Corporate Governance and Nominating Committees oversee risks associated with sustainability. The Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. The full Board is responsible for considering strategic risks and succession planning and receives reports from each Committee as to risk oversight within their areas of responsibility.

The Company’s senior management periodically reports on risk management policies and practices to the relevant Board Committee or to the full Board so that any decisions can be made as to any required changes in the Company’s risk management and mitigation strategies or in the Board’s oversight of these.

Finally, as part of its oversight of the Company’s executive compensation programs, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Diversity

The Company’s policy on Board diversity relates to the selection of nominees for the Board. In selecting a nominee for the Board, the Nominating and Corporate Governance Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. The Nominating and Corporate Governance Committee does not have a specific policy regarding diversity when assessing candidates for the Board, but may consider various kinds of diversity such as diversity of professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin experience and industry diversity, when considering whether to nominate an individual for Board membership.  The Nominating and Corporate Governance Committee assesses the effectiveness of this objective when evaluating new director candidates and when assessing the composition of the Board. The Board believes it is important that its members represent diverse viewpoints and perspectives in their application of judgment to company matters.

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Board Leadership Structure

The Board has no formal policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer, which are currently combined. However, the Board understands that no single leadership model is right for all companies and at all times. The Board believes that it should have the flexibility to make decisions as to the Chairman position from time to time in the way that it believes will best provide effective leadership for the Company. Accordingly, the Board periodically reviews its leadership structure, including whether these offices should be separate. The Board has determined that the current structure consisting of combined roles of Chairman and Chief Executive Officer is an effective and appropriate leadership structure for the Company at this time. All the current members of our Board are independent, except for the CEO and CFO, and all of our Board committees are composed entirely of independent directors.

To promote open discussion among the independent directors, the independent directors routinely meet in executive session without the participation of management at each regularly scheduled meeting of the Board. The Board does not have a lead independent director. The Chairman of the Audit Committee leads the sessions of the Board in which management directors and other members of management are not present.

DIRECTOR COMPENSATION

Independent members of our Board are paid $50,000 per year, payable quarterly, and are entitled to annual stock option and restricted stock grants for their services at the discretion of the Compensation Committee and upon approval of the Board. During fiscal 2015 each director was granted stock options and shares of restricted stock as indicated in the table below. In addition, the Chairs of the Compensation and Audit Committees are entitled to an additional payment of $5,000 per year. In addition, our compensation policy provides for reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings or of any committee thereof. The Compensation Committee reviews non-employee director compensation annually and recommends changes to the Board for approval.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Mitchell I. Quain	50,000	80,188	40,940	-	-	-	171,128

Richard Crowell	55,000	80,188	40,940	-	-	-	176,128

Dr. Amir Faghri	50,000	80,188	40,940	-	-	-	171,128

Alan B. Levine	55,000	80,188	40,940	-	-	-	176,128

Dr. Thomas J. O’Brien	50,000	80,188	40,940	-	-	-	171,128

Edward D. Stewart	50,000	80,188	40,940	-	-	-	171,128

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since March 29, 2014 we have not been a party to, nor have we currently proposed, any transaction or series of similar transactions in which the amount exceeds $120,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation agreements and other agreements which are described in the “Executive Compensation” section of this proxy statement. The Company’s Directors and executive officers are subject to the Code of Ethics, which requires that an employee or Director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with the interests of the Company.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Director Compensation”) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of July 1, 2015, by each director and each of the executive officers identified in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement and by all of its directors and executive officers as a group (10 persons). The table lists the number of shares and percentage of shares beneficially owned based on 23,812,909 shares of common stock outstanding as of July 1, 2015. The figures in the table assume the exercise of all stock options currently exercisable or exercisable within 60 days of July 1 , 2015. Information in the table is derived from SEC filings made by such persons under Section 16(a) of the Exchange Act and other information received by the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael J. Hartnett	690,701	2.9%
Daniel A. Bergeron	112,770	*
Thomas C. Crainer	74,264	*
Richard J. Edwards	46,111	*
Thomas J. Williams	29,065	*
Richard R. Crowell	46,494	*
Dr. Amir Faghri	8,317	*
Alan B. Levine	21,344	*
Dr. Thomas J. O’Brien	19,484	*
Mitchell I. Quain	8,484	*
Edward D. Stewart	10,484	*
All directors and executive officers as a group (12 persons)	1,112,272	4.7%

*	Less than one percent

The following table sets forth each stockholder which, as of July 1, 2015, is known by us to be the beneficial owner of more than 5% of our common stock. Information in the table is derived from SEC filings made by such persons pursuant to Section 13 of the Exchange Act and other information received by the Company. Except as indicated in the footnotes to this table, the entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

T. Rowe Price Associates, Inc. 100 East Pratt Street	2,763,715	(a)	11.8%
Baltimore, MD 21202-1009

BlackRock Inc.	1,518,144	(b)	6.5%
40 East 52nd Street
New York, NY 10022

The Vanguard Group	1,372,653	(c)	5.9%
100 Vanguard Blvd.
Malveen, PA 19355

Kayne Anderson Rudnick Inv. Mgmt. LLC	1,542,707	(d)	6.6%
1800 Avenue of the Stars, 2nd floor
Los Angeles, CA 90067

(a)	A filing of Form 13G with the SEC dated February 11, 2015, by T. Rowe Price Associates, Inc. indicates that it has or shares voting or investment power over 2,763,715 shares of the Company’s outstanding common stock.

(b)	A filing of Form 13G with the SEC dated January 29, 2015, by BlackRock Inc. indicates that it has or shares voting or investment power over 1,518,144 shares of the Company’s outstanding common stock.

(c)	A filing of Form 13G with the SEC dated February 10, 2015, by The Vanguard Group indicates that it has or shares voting or investment power over 1,372,653 shares of the Company’s outstanding common stock.

(d)	A filing of Form 13G with the SEC dated February 5, 2015, by Kayne Anderson Rudnick Investment Management, LLC indicates that it has or shares voting or investment power over 1,542,707 shares of the Company’s outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of the Company’s common stock with the SEC and Nasdaq. Based on a review of ownership reports filed with the SEC during fiscal 2015, the Company believes that all Section 16(a) filing requirements were met during the year.

Executive Officers and Directors

The following table sets forth information concerning our directors and executive officers as of July 1, 2015. Each director is elected for a three-year term or until such person’s successor is duly elected and qualified.

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Name	Age	Positions
Dr. Michael J. Hartnett	69	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	55	Director, Vice President, Chief Financial Officer
		and Assistant Secretary
Thomas C. Crainer	57	Vice President and General Manager
Richard J. Edwards	59	Vice President and General Manager
Thomas J. Williams	63	Corporate General Counsel & Secretary
Thomas M. Burigo	63	Corporate Controller
Richard R. Crowell	60	Director
Dr. Amir Faghri	64	Director
Alan B. Levine	71	Director
Dr. Thomas J. O’Brien	67	Director
Mitchell I. Quain	63	Director
Edward D. Stewart	72	Director

Dr. Michael J. Hartnett has been with the Company for 25 years. He has been the President and Chief Executive Officer since April, 1992 and Chairman of the Board since June, 1993. Prior to that, Dr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following eighteen years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at The Torrington Company, Dr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Dr. Hartnett holds an undergraduate degree from the University of New Haven, a Masters degree from Worcester Polytechnic Institute and a Ph.D. in Applied Mechanics from the University of Connecticut. Dr. Hartnett has also developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Dr. Hartnett served as a director of Aftermarket Technology Corp., a publicly-held company in the business of re-manufacturing aftermarket components for automobiles until October, 2010, and served as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services until March, 2014. Dr. Hartnett provides our Board with significant leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Richard R. Crowell has been a director since June, 2002 and chairman of the Compensation Committee since August, 2005. Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm he founded in 2007. Previously he was the President of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a Partner and President of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Executive Committee of the Board of Visitors for the UCLA Anderson School of Management. Mr. Crowell is a director of Micronics, Inc., MCSC and Leading Edge Aviation Services. All are private companies in the businesses of filtration products, precision manufacturing, engineered solutions and related services. Mr. Crowell earned an M.B.A. from UCLA’s Anderson School and a B.A. from the University of California, Santa Cruz. Mr. Crowell brings broad business, financial and executive leadership experience to the Board, developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to our Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Dr. Amir Faghri has been a director at RBC Bearings Incorporated since July, 2004. Dr. Faghri has served as professor of Mechanical Engineering at the University of Connecticut since 1994. He was the Dean of the School of Engineering at the University of Connecticut from 1998-2006, and the Head of the Mechanical Engineering Department from 1994-1998. While holding such academic and administrative positions as distinguished and chair professor, department head, and Dean, Dr. Faghri authored seven books and edited volumes, more than 300 archival technical publications (including 200 journal papers), and 8 U.S. patents.  He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil Corporation, and Intel Corporation.  Dr. Faghri's technical productivity is further complemented by his service on the editorial boards of eight scientific journals.  Dr. Faghri has received many honors and awards, including the American Institute of Aeronautics & Astronautics (AIAA) Thermophysics Award in 1988, the American Society of Mechanical Engineering (ASME) Heat Transfer Memorial Award in 1988, the ASME James Harry Potter Gold Medal in 2005, and the ASME/AIChE Max Jakob Memorial Award in 2010. Dr. Faghri received his M.S. and Ph.D. degrees from the University of California at Berkeley (1974,1976) and a B.S. with highest honors from Oregon State University (1973). As former Dean of the School of Engineering at the University of Connecticut from 1998-2006, with financial oversight responsibilities for all engineering departments and research centers, Dr. Faghri provides the Company with a wealth of valuable executive and engineering experience. His association with U.S. companies and global academia provides the Company with valuable state of the art engineering resources and workforce development.

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Alan B. Levine has been a director and chairman of our Audit Committee since October, 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). Mr. Levine is currently a Director of Magnetek, Inc. and Dynasil Corporation of America and Chairman of the Audit Committees of both companies . He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November, 2003. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. From January, 2007 until July, 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admission Council. He is currently retired. He is a former Director and Audit Committee Chair of Nextera Enterprises, Inc. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant. As chairman of our Audit Committee Mr. Levine has demonstrated that he is valuable to the Audit Committee’s function. He is the Company’s designated "audit committee financial expert" as defined by SEC regulations. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and former Chief Financial Officer. This knowledge and experience gives Mr. Levine a perspective that he is able to use to help the Audit Committee and Board understand the highly technical issues management confronts on a daily basis and to serve as a critical resource for management. Mr. Levine’s depth of business, accounting and financial experience makes him an excellent candidate as a member of our Board.

Dr. Thomas J. O’Brien has been a director and Audit Committee member since February, 2006. Dr. O’Brien has served as a professor at the University of Connecticut since 1986 and as the Head of the Finance Department from 1999 until 2007. Prior to this, Dr. O’Brien held positions at the University of North Carolina-Chapel Hill, Duke University, University of North Carolina-Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his MBA from the University of Pennsylvania and holds a PhD in Finance from the University of Florida. When he was elected as a director, Dr. O’Brien had established an impressive academic record in finance, and was Head of the Finance Department at the University of Connecticut. Dr. O’Brien provides the Company with a wealth of valuable academic finance knowledge and executive experience which qualifies him as a "Financial Expert" for the Audit Committee. His continuing association with the University of Connecticut provides the Company and the Audit Committee and the Board with a valuable state of the art finance resource. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Mitchell I. Quain has been a director since September, 2011. He is a Senior Advisor to the Carlyle Group and was a Partner of One Equity Partners, a private investment firm until December, 2011. From 2006 to 2010, he was a Senior Director of ACI Capital Corp. From 2002 to 2005, he was Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capabilities including Vice Chairman. Mr. Quain has a B.S.E.E. in electrical engineering from the University of Pennsylvania and an M.B.A. degree from the Harvard Business School and is a Chartered Financial Analyst. Previously Mr. Quain served on the Boards of publicly traded AstroMed, Inc., DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc. and Titan International, Inc. Mr. Quain is currently Chairman of the Board of Directors of Magnetek, Inc., and a Director of Hardinge Inc. and Tecumseh Products Company. Mr.Quain's academic background, 30 years of investing experience, working knowledge of capital markets gained from his experiences as an investment banker and his knowledge and experience as a Chartered Financial Analyst qualify him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly traded industrial products manufacturers are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

Edward D. Stewart has been a director since June, 2013. Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation and has served on other company Boards and Audit Committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart is currently a member of the Board of Directors of Nordstrom fsb, a wholly owned subsidiary of Nordstrom, Inc. and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts, Economics degree from Tufts University. His extensive financial experience qualifies him as a "Financial Expert" for the Audit Committee. In addition, his service as a director of other publicly-traded and private companies are valuable resources to the Board. This collective background and experience makes him an excellent candidate as a member of our Audit Committee and Board.

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Daniel A. Bergeron has been a director since June, 2013 and has been with the Company for 12 years. He joined us in May, 2003 as Vice President, Finance. On August 5, 2003, he was appointed Vice President and Chief Financial Officer and Secretary. From November, 2002 through May, 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from June, 2000 to October, 2002. From April, 1998 to February, 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From July, 1987 to March, 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer. Mr. Bergeron holds a B.S. in Finance from Northeastern University and a M.B.A. from the University of New Haven. Mr. Bergeron provides our Board with significant financial leadership and executive experience.  His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective. This collective background and experience makes him an excellent candidate as a member of our Board.

Set forth below is information concerning our executive officers who are not directors.

Thomas C. Crainer has been with the Company for 29 years. He joined us in 1986 as Plant Manager at the ITB division in California and was promoted to General Manager in 1995 and Vice President and General Manager in 2008. In 2000, Mr. Crainer became General Manager for RBC Schaublin. In 2003, he returned to the U.S. to assume additional responsibilities for our Heim Bearings, Engineered Component and Aircraft Products facilities. He had previously been employed for six years at TRW Bearing in Falconer, NY as Manufacturing Supervisor, Production Control Manager and Manufacturing Manager. He received an undergraduate degree in Business Administration from St. Bonaventure University and in 1991 he received an M.B.A. from the University of Phoenix.

Richard J. Edwards has been with the Company for 25 years. He joined us as Manufacturing Manager for the Hartsville, South Carolina facility in 1990. After holding the positions of Plant Manager for the Hartsville Plant, and Director of Operations for the RBC Divisions, he was named Vice President and General Manager for the RBC Divisions in 1996. Prior to joining us, Mr. Edwards spent six years with The Torrington Company as Materials Manager, and later Plant Superintendent in the Tyger River plant. He holds a Bachelor of Science degree in Management from Arizona State University.

Thomas J. Williams has been with the Company for 9 years. He joined us as Corporate General Counsel and Secretary in May, 2006. From April, 2001 through May, 2006, he served as Assistant General Counsel of Ingersoll-Rand Company, a publicly-held manufacturing company. Mr. Williams was a member of the law firm of Pepe & Hazard LLP and was with the firm from February, 1999 to April, 2001. From February, 1998 to February, 1999, Mr. Williams was engaged in the private practice of law and financial planning. From August, 1981 to February, 1998, Mr. Williams served as Director of International Taxes and subsequently as Associate General Counsel and Assistant Secretary for The Stanley Works a publicly-held manufacturing company. From October, 1973 to August, 1981 Mr. Williams was employed by the Internal Revenue Service in Boston and New York as an Internal Revenue Agent and International Examiner. Mr. Williams holds a B.S.B.A. in Accounting from Stonehill College and a J.D. from Suffolk University and was a licensed certified public accountant.

Thomas M. Burigo has been with the Company for 12 years. He joined us as Manager of Accounting in 2003. He was promoted to Director of Accounting in 2005 and to Corporate Controller in 2006. From 1999 through 2002, he was employed by BrandDirect Marketing, Inc. as Director of Financial Reporting. Mr. Burigo had previously been employed for 10 years by Caldor Corporation, a publicly-held discount retail chain, holding various accounting and financial reporting positions. He holds a Bachelor of Arts degree in Mathematics from Boston College, an M.B.A in Accounting from Iona College and is a licensed certified public accountant.

There are no family relationships between any of our directors or executive officers.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2015, who were:

Name	Position
Dr. Michael J. Hartnett	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	Director, Vice President, Chief Financial Officer and Assistant Secretary
Thomas C. Crainer	Vice President and General Manager
Richard J. Edwards	Vice President and General Manager
Thomas J. Williams	Corporate General Counsel & Secretary

Pay for Performance Analysis

At last year’s annual meeting, 71% of shareholder votes supported the advisory vote to approve executive compensation. The Company is committed to the interests of its shareholders and the delivery of long-term shareholder value through appropriate executive pay programs and governance actions that attract, motivate and retain a highly-qualified executive team. As part of this commitment, we intend to continue to maintain an ongoing dialogue with our shareholders to address any continued concerns they may have. Previous outreach and discussions with the shareholders generally focused on their process for evaluating say-on-pay and pay for performance issues. In the majority of cases shareholders indicated that they vote on compensation issues in accordance with the recommendations made by whomever they use for proxy advisory services. As a result, in addition to speaking directly to investors, we carefully reviewed and evaluated the proxy advisor analyses and commentaries published in connection with last year’s shareholder vote with the goal of understanding investor concerns, ensuring any negative recommendations made by the advisory services were legitimately based on a correct understanding of our compensation policies, and addressing areas where we concluded it was appropriate to make changes for 2015.

During fiscal 2014 a number of changes were made to the Company’s compensation programs, including:

1. Starting for fiscal 2014, the Company changed its targeted positioning of annual performance bonus and long-term incentive awards from the 60 th percentile of the Company’s selected peer group to the median of the Company’s selected peer group. Thus all elements of executive officer compensation, starting for fiscal 2014, are targeted to the 50 th percentile of the Company’s selected peer group.

2. The Company’s selected peer group is comprised to make sure that the Company is not being compared to other companies on an arbitrary basis or limitations based on GICS industry classifications and takes into consideration a number of relevant factors such as companies in the highly engineered product/manufacturing industries, revenue ranges, market capitalization and eight digit GICS codes for Company selected peers.

3. The Company’s employment agreement with Dr. Hartnett was amended starting for fiscal 2014 so that any guaranteed minimum annual increase in his base salary was eliminated and his annual performance bonus formula, based on the Company’s performance in relation to an approved operating plan, was changed to eliminate any discretionary performance bonus.

4. Starting for fiscal 2014 all grants of stock options as well as restricted stock or units to the CEO are made pursuant to a pay for performance based program with no discretionary awards.

5. The Board of Directors approved stock ownership guidelines for Non-Employee Independent Directors and for the Company’s Executive Officers.

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6. The 2013 Long Term Incentive Plan was modified to prohibit share recycling, to limit the number of shares that may be used for restricted stock or restricted unit grants under the Plan to fifty percent (50%) of the total authorized number of Shares pursuant to the Plan and to limit the expiration date of any stock option granted under the Plan to no more than seven years from the date it is granted.

7. The Board of Directors approved an Executive Compensation Clawback Policy applicable to all Executive Officers.

The Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on an approved plan which included financial objectives of importance to the Company, including revenue and earnings growth, cash flow generation and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Compensation Committee has responsibility for determining the compensation of the Company’s Chief Executive Officer (the “CEO”) and for the review and approval of the CEO’s recommendations regarding the compensation of other executive officers. The Compensation Committee also has the sole authority to retain and terminate any executive compensation consultants engaged to provide advice to the Compensation Committee in discharging its responsibilities and to retain other professional advisors, when necessary or appropriate. All goals and objectives and related compensation decisions regarding executive officers other than the CEO are determined in discussion with, and are based upon the recommendation of, the CEO, who is in the best position to initially assess performance. The Compensation Committee does not delegate any of this authority discussed above to any other person or persons.

The Compensation Committee evaluates the CEO’s performance, and makes all determinations regarding compensation of the CEO, including the review and approval of corporate goals and objectives related to the CEO’s compensation and evaluating the performance of the CEO in light of agreed upon goals and objectives and in accordance with the CEO’s April 1, 2010 Employment Agreement and April 4, 2013 Amended and Restated Employment Agreement.

The Compensation Committee, in consultation with the Board, the CEO and senior management, also has the authority to develop and approve the Company’s executive compensation philosophy, including the balance between or mix of base salaries, cash and equity-based incentive compensation and other compensation components for the CEO and other executive officers. The Compensation Committee also makes recommendations to the full Board with respect to the compensation of directors for service on the Board.

Compensation Objectives and Philosophy

The Company’s compensation program is designed to reward executives based on favorable performance and results.  Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities.  The Company provides incentives that promote both the short and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

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The Compensation Committee compares the Company’s senior management compensation levels with those of a peer group of companies in industries related to the Company and similar-size companies in the industrial machinery, aerospace & defense, electronic equipment & instruments, electrical equipment, semiconductor bearings industry.

The companies in such peer group of companies are:

Actuant Corporation	Heico Corp.
AeroVironment Inc.	Hexcel Corp.
Altra Holdings, Inc.	Kulicke & Soffa Industries, Inc.
Barnes Group Inc.	Littelfuse, Inc.
Crane Co.	Measurement Specialities Inc.
FARO Technologies, Inc.	Moog Inc.
FLIR Systems, Inc.	MTS Systems Corporation
Franklin Electric Co. Inc.	Robbins & Myers, Inc.
Graco Inc.

In addition, the Compensation Committee and senior management periodically review the effectiveness and competitiveness of the Company’s executive compensation structure with the assistance of independent consultants. Such consultants generally report directly to the Compensation Committee; however, senior management has engaged, and may in the future engage, compensation consultants, subject to Compensation Committee approval and oversight.

The key elements of executive compensation are base salary, annual performance incentive awards and long-term incentive awards. The Compensation Committee targets the base salary element to deliver compensation to each executive and all executives as a group within the mid-level range of compensation for persons having similar responsibilities at companies in the comparison group.  The Compensation Committee targets the annual performance incentive awards and long-term incentive awards elements to deliver compensation to each executive and all executives as a group that exceeds industry average ranges of compensation for persons having similar responsibilities at companies in the comparison peer group of companies based on an assessment of performance by the CEO.  Prior to fiscal 2014, based on the last competitive compensation assessment conducted by compensation consultants for the Company, such incentive awards were targeted at the 60th percentile of industry average ranges in the aggregate as a group. For fiscal 2014 and subsequent years such incentive awards were and will be targeted at the 50th percentile of industry average ranges in the aggregate comparison peer group of companies.

Compensation Program Components

The Compensation Committee regularly reviews and updates the Company’s compensation program for the CEO and other executive officers to ensure that compensation levels and benefits are competitive and reasonable using the guidelines described above.

Commencing in fiscal 2014, except for base salary, the compensation of the CEO is based on elements which are subject to pay for performance requirements.

The particular elements of the compensation program for the CEO and other executive officers are set forth in more detail below.

Base Salaries

The base salary of the CEO is determined in accordance with the CEO’s April 1, 2010 Employment Agreement and April 4, 2013 Amended and Restated Employment Agreement. For fiscal 2014 and subsequent years, the Compensation Committee will annually review and approve any increase in the CEO’s base salary taking into account the performance of and achieved by the CEO and such salary’s competitive relationship to industry and market level considerations within the ranges the Compensation Committee considers reasonable and necessary for the CEO position. Based on such review, Dr. Hartnett’s base salary was increased to $76,887 per month effective December 1, 2014 representing an annualized increase of 5 percent.

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The Compensation Committee annually reviews and approves the CEO’s recommendations with respect to base salaries of other executive officers. In the case of the other executive officers, the CEO and Compensation Committee take into account the results achieved by the individual executive officer, his or her future potential, scope of responsibilities and experience and competitive salary practices.  Base salary levels for the other executive officers are primarily determined by the CEO and approved by the Compensation Committee at levels the CEO and Compensation Committee deem appropriate to attract and retain the level of competence necessary for the position. Annually, thereafter, base salaries for the other executive officers are determined by an assessment of the individual executive officer’s sustained performance, the impact of such performance on the results of the Company, and such salary’s competitive relationship to industry and market level considerations within the ranges the Compensation Committee considers reasonable and necessary for that executive officer position.

Annual Incentive Compensation Plan

Under the Company’s annual incentive compensation plan, the Company pays performance-based annual incentive awards, the details of which for years prior to fiscal 2014 are disclosed in the SUMMARY COMPENSATION table below, focused on matching rewards with results.

In the case of the CEO, and in accordance with the CEO’s April 1, 2010 Employment Agreement, for years prior to fiscal 2014, the CEO was entitled to an annual performance bonus equal to an amount determined as a percentage of the CEO’s base salary, based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Bonus
Less than 90%	Discretion of Board of Directors
90% to 99.9%	100% of Base Salary
100% to 109.9%	150% of Base Salary
110% or higher	200% of Base Salary

For fiscal 2014 and subsequent years, in accordance with the CEO’s April 4, 2013 Amended and Restated Employment Agreement, the CEO is entitled to an annual performance bonus equal to an amount determined as a percentage of CEO’s base salary, based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Bonus
80% to 89.9%	75% of Base Salary
90% to 99.9%	100% of Base Salary
100% to 109.9%	150% of Base Salary
110% to 119.9%	200% of Base Salary
120% or higher	250% of Base Salary

As previously indicated, the CEO’s annual performance bonus formula based on the Company’s performance in relation to an approved operating plan was changed to eliminate any discretionary performance bonus. The Vice President and Chief Financial Officer is eligible for an annual performance bonus targeted to equal fifty percent of his base salary. The bonus is determined at the discretion of the CEO if the percentage of the Company’s actual EBITDA to plan is less than ninety percent and can reach up to one hundred twenty five percent of the targeted annual performance bonus if the percentage of the Company’s actual EBITDA to plan is one hundred five percent or higher.

In the case of executive officers in charge of operating segments each is eligible for a cash incentive bonus targeted to equal sixty percent of base salary. The targeted percentage is made up of three elements: (1) thirty percent of base salary upon achieving one hundred percent of the established annual revenue and profit plan, with a minimum threshold of more than eighty percent of plan, and an opportunity to earn up to sixty percent of base salary if the achievement is equal to one hundred and twenty percent of plan; (2) up to fifteen percent of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to fifteen percent of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance. The actual bonuses determined by the CEO are not limited to the targeted percent.

Other executive officers are entitled to an annual performance bonus targeted to equal a percent of their base salary determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance relative to established goals and objectives. The actual bonuses determined by the CEO are not limited to the targeted percent.

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In addition to the annual incentive compensation plan payments based on the metrics set forth above, the Compensation Committee may pay additional discretionary bonuses to the named executive officers other than the CEO in the case of exceptional performance based on a subjective evaluation of performance by the CEO relative to a number of factors, including “Cash Flow”, “Cumulative Earnings Per Share Growth”, “Customer Service Levels”, “Debt (Net Debt) to Capital”, Development of Human Resources”, “EBIT”, “EBIT Margins”, “EBITDA”, “EBITDA Margins”, “Earnings Per Employee”, “Earnings Per Share”, “Free or Excess Cash Flow”, “Free or Excess Cash Flow Per Share”, “Interest Coverage Ratio” , “Leverage Ratio”, “Net Income”, “Net Profit Margin”, “Operating Cash Flow”, “Operating Income”, “Operating Margins”, “Pre-Tax Profit”, “Pre-Tax Profit Margin”, “Profit Margin”, “Return on Capital” , “Return on Net Assets”, “Return on Total Assets”, “Return on Equity”, “Sales”, “Sales Growth”, “Sales Per Employee,” “Total Return to Stockholders”, “U.S. Gross Domestic Product”,  “Working Capital” and “Working Capital as a Percent of Net Sales”. The Company, CEO and Compensation Committee believe that EBITDA is the most appropriate measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results, including its return on capital and operating efficiencies, from period to period by removing the impact of the Company’s capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, changes in accounting reserves (non-cash charges/benefits to our consolidated statements of operations), other non-operating items and share-based compensation. The Company, CEO and Compensation Committee believe that EBITDA is the most appropriate measure to guide the Company through managing cash flow, operating cost and efficiency during periods of economic downturn and inhibits the manipulation of operating performance through excessive leverage or capital expenditures the impact of which are more problematic during periods of economic downturn. Furthermore, we use EBITDA for business planning purposes and to evaluate and price potential acquisitions. In addition to its use by management, we also believe EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of our Company and other companies in our industry. For fiscal 2015, the EBITDA per plan approved by the Board of Directors was equal to $121,899,000 representing an increase of 9.3 percent as compared to fiscal 2014 actual EBITDA of $111,513,000.

After the results of a Company’s fiscal year are complete the actual EBITDA is calculated. In addition, the actual revenue and profit results with respect to Mr. Edward’s and Mr. Crainer’s operating segments are calculated.

Based on the actual EBITDA result, the CEO’s annual performance bonus is calculated based on the formula in his Employment Agreement as set forth above. Based on the actual EBITDA result, the CFO’s annual performance bonus is calculated based on the formula as set forth above. Based on the actual revenue and profit results with respect to Mr. Edward’s and Mr. Crainer’s operating segments, their respective performance bonuses are calculated based on the formulas set forth above and the discretion of the CEO based on an evaluation of their performance. The annual performance bonuses for all other executive officers are then determined by and at the discretion of the CEO based on the Company’s overall performance and his assessment of the individual’s performance.

The Compensation Committee will then determine whether any additional discretionary bonuses should be paid to any of the named executive officers other than the CEO based on exceptional performance after a subjective evaluation of performance relative to the factors set forth above. In the event an additional discretionary bonus is paid to any executive officer, an enumeration of the factors relied on by the Compensation Committee is disclosed herein.

For fiscal 2015, the Company’s EBITDA per plan was equal to $121,899,000 and the actual Company EBITDA was equal to $119,871,000. Thus, the actual EBITDA to plan was equal to 98.3 percent. The CEO was therefore entitled to an annual performance bonus equal to $922,643 calculated at 100 percent of his base salary of $922,643. The CFO was entitled to an annual performance bonus equal to $135,000 calculated at 75 percent of the targeted amount which is 50 percent of his base salary of $360,000.

For fiscal 2015, the Compensation Committee, upon recommendation of the CEO, further subjectively evaluated the individual performance of the CFO. Based primarily on his achievement regarding acquisition activities and the fact that actual EBITDA to plan was equal to 98.3 percent, the Compensation Committee determined that the CFO should be paid an additional discretionary bonus in the amount of $215,000.

For fiscal 2015, based primarily on his achievement regarding the development of human resources and the fact that actual EBITDA to plan was equal to 98.3 percent, Mr. Crainer was awarded a discretionary bonus in the amount of $24,640. For fiscal 2015, Mr. Crainer achieved 85.7 percent of his goal under element (1) of his operating plan and therefore received a payment equal to 30 percent of the targeted amount under that element which is 30 percent of his base salary of $314,000; this calculates to $28,260. Mr. Crainer did not achieve his goal under element (2) of his operating plan and therefore did not receive a payment under that element. Last, Mr. Crainer received a payment under element (3) of his operating plan, equal to 100 percent of the targeted amount under that element which is 15 percent of his base salary of $314,000; this calculates to $47,100.

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For fiscal 2015, Mr. Edwards was awarded an annual performance bonus in the amount of $125,000. For fiscal 2015, Mr. Edwards achieved 95.7 percent of his goal under element (1) of his operating plan and therefore received a payment equal to 80 percent of the targeted amount under that element which is 30 percent of his base salary of $306,000; this calculates to $73,440. Mr. Edwards achieved 100 percent of his goal under element (2) of his operating plan and therefore received a payment equal to 100 percent of his targeted amount under that element which is 15 percent of his base salary of $306,000; this calculates to $45,900. Last, Mr. Edwards received a payment under element (3) of his operating plan, equal to approximately 12 percent of the targeted amount under that element which is 15 percent of his base salary of $306,000; this calculates to $5,660.

For fiscal 2015, Mr. Williams was awarded an annual performance bonus in the amount of $75,000. This amount represents approximately 30 percent of his base salary of $256,250. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

The base salaries referenced above are the base salaries in effect when the annual performance bonuses were determined. These base salaries differ from the base salaries reflected in the Summary Compensation Table due to base salaries straddling fiscal years.

Long-Term Equity Incentive Program

The Company’s 2005 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan provide for grants of stock options, restricted stock and other types of equity awards for executive officers and other key managers. The objectives of the 2005 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan are to align management and stockholder long-term interests by creating a strong and direct long-term relationship between executive compensation and stockholder returns. The Compensation Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company common stock, the best interests of stockholders, executive officers and key managers are more closely aligned. If equity incentives are to be awarded to executive officers, the grant is based upon the perceived incentive that grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based upon the level and contribution of the employee. For fiscal 2014 and future years the grants to the CEO will be based on a performance based program as set forth below. Our directors, executive officers and certain other employees are eligible for grants under the plans. The purpose of the plans is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

The Compensation Committee generally provides that equity incentives vest over a period of three to five years which increases the long-term aspect of these awards. As a result of the extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company stock price to appreciate. Further, the Compensation Committee believes that the extended vesting of equity incentives also promotes retention and spreads compensation expense over a longer term. This expense is amortized over the vesting period of the equity incentive subject to the provisions of Financial Accounting Standard (FAS) 123(R) (now Accounting Standards Codification (ASC) 718). Because the Company’s tax deduction is based on the fair market value at the time restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company common stock.

Stock Options

Executives (including the executive officers) receive nonqualified stock options that:

•	have an exercise price equal to the fair market value of common stock on the date of grant;

•	typically vest over a three to five-year period in equal amounts each year; and

•	expire seven years after the date of grant.

Under accounting rules, the value of the stock options at the time of grant is expensed over the vesting period in the year the options are earned. When executives exercise stock options, they are taxed at ordinary income tax rates (subject to withholding) and the Company receives a corresponding tax deduction.

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Restricted Shares

Executives (including certain executive officers) receive restricted shares that typically vest over a three to five year period in equal amounts each year.

Under accounting rules, the grant date fair value is expensed over the service/vesting period based on the shares that are earned. The executives are generally taxed at ordinary income tax rates (subject to withholding) when the shares vest, and the Company receives a corresponding tax deduction.

As of the end of fiscal 2015, there remained 32,893 shares available for issuance as restricted shares under the 2005 Long-Term Incentive Plan and 1,195,150 shares available for issuance as restricted shares under the 2013 Long-Term Incentive Plan.

.

CEO Performance Based Program for Fiscal 2014 and Subsequent Years

Pursuant to the 162(m) Plan, as defined below, the Compensation Committee has approved a performance based program for the CEO applicable for fiscal 2014 and subsequent fiscal years. To ensure compliance with Section 162(m) for fiscal 2014 the metric for stock option and restricted stock awards is based on the Percentage of Actual EBITDA to Plan. For future years consideration will be given to other factors set forth in the 162(m) Plan with respect to option and restricted stock awards. For fiscal 2014 and subsequent fiscal years the CEO shall be entitled to an annual performance based baseline restricted stock award of 16,900 shares. This award for FY 2014 and subsequent fiscal years would be granted in the event that the Percentage of Actual EBITDA to Plan equals or exceeds 80%.

The CEO shall also be entitled to an annual performance based full-value restricted stock award with respect to each fiscal year of the Company during which the CEO remains an employee of the Company beginning with fiscal 2014.The award is determined based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Restricted Shares Awarded
Less than 50%	None
50% to 74.9%	11,150
75% to 89.9%	16,725
90% to 99.9%	22,300
100% to 109.9%	33,450
110% to 119.9%	44,600

In addition, the CEO shall also be entitled to an annual performance based stock option award with respect to each fiscal year of the Company during which the CEO remains an employee of the Company beginning with fiscal 2014 in an amount determined based on the following criteria:

Percentage of Actual EBITDA to Plan	Amount of Stock Options Awarded
Less than 75%	None
75% to 89.9%	41,000
90% to 99.9%	80,000
100% to 109.9%	100,000

For further information regarding Base Salary, Annual Incentive and the Long-Term Equity Incentive Program for the CEO and certain other executive officers, see ”Summary Compensation” below.

Retirement Plans

The Company does not maintain any pension programs for the benefit of the CEO or other executive officers. The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code (“Code”) for all of its employees not covered by a collective bargaining agreement. The CEO and other executive officers are entitled to participate in this 401(k) plan on the same terms and conditions as all other eligible employees subject to a 5% of eligible employee compensation participation limit for highly compensated employees. The plan is funded by eligible participants through employee contributions and by the Company through matching contributions equal to 30% of the first 6% of eligible employee compensation. These employee matching contributions were suspended by the Company on January 1, 2009 and reinstated on April 4, 2010 by the Company through matching contributions equal to 10% of the first 3.5% of eligible employee compensation.

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Supplemental Executive Retirement Plan

To attract and retain highly qualified senior management executives, the Company has adopted a Supplemental Executive Retirement Plan (the “SERP”) effective September 1, 1996. The SERP is a nonqualified supplemental pension plan for executives selected by the CEO that provides pension benefits in excess of those provided by the Company’s 401(k) plan discussed above. The SERP allows eligible employees to elect to defer, until termination of their employment, the receipt of up to twenty five percent of their current compensation. The Company makes contributions equal to fifty percent of the deferral amount, up to seven percent of the employees’ annual compensation, which vests in full after three years of service. The SERP was amended in August 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

The matching contributions were suspended by the Company on January 1, 2009 and reinstated on April 1, 2011 by the Company through matching contributions equal to 25% of the first 7% of eligible employee compensation.

Employment Agreements

On July 1, 2005, the Company entered into an employment agreement with Dr. Michael J. Hartnett, in connection with his appointment as President and CEO of the Company.  A copy of the agreement is filed as Exhibit 10.19 to Amendment No. 4 to the Form S-1 Registration Statement dated August 8, 2005.  On April 22, 2010 the Company entered into a new Employment Agreement with Dr. Michael J. Hartnett, effective April 4, 2010, pursuant to which Dr. Hartnett continued to be employed as President, Chief Executive Officer and Chairman of the Board. The new Employment Agreement replaced the July 1, 2005 Employment Agreement, has a two year initial term with automatic annual renewals thereafter, is substantially similar to his current Employment Agreement and provides for (i) the continuation of his current base salary and annual performance bonus formula based on the Company’s performance in relation to an approved operating plan; and (ii) an amended change in control provision consistent with those provisions previously approved for other Executive Officers of the Company and discussed under “Change-in-Control Compensation Agreement”. A copy of the April 4, 2010 new Employment Agreement is filed as Exhibit 10.1 to Current Report on Form 8-K dated April 26, 2010. Effective April 1, 2013 the Company entered into an Amended and Restated Employment Agreement with Dr. Michael J. Hartnett pursuant to which Dr. Hartnett continued to be employed as President, Chief Executive Officer and Chairman of the Board. The new Amended and Restated Employment Agreement amends and restates the April 4, 2010 Employment Agreement, has a two year initial term with automatic annual renewals thereafter, is substantially similar to the April 4, 2010 Employment Agreement except that the guaranteed minimum annual increase in his base salary was eliminated and his annual performance bonus formula based on the Company’s performance in relation to an approved operating plan was changed to eliminate any discretionary performance bonus as set forth above under “Annual Incentive Compensation Plan ”. A copy of the April 1, 2013 Amended and Restated Employment Agreement is filed as Exhibit 10.1 to Current Report on Form 8-K dated July 2, 2013. No other executive officers have employment agreements and are employed “at will”.

Perquisite Programs

The Company’s executive officers are eligible to participate in the Company’s broad-based benefit programs, including health, disability and life insurance, and relocation programs. The perquisites provided to the CEO are set forth in Schedule A to the CEO’s April 4, 2010 Employment Agreement and the April 1, 2013 Amended and Restated Employment Agreement. Certain named executive officers may also receive certain Company- provided perquisites including, reimbursement of certain personal expenses, a leased vehicle or a vehicle allowance. These items are intended to provide those executives with a competitive perquisite program. For further information regarding specific perquisites provided to the named executive officers, see “Summary Compensation” below.

Change-in-Control Compensation Agreements

Change-in-control compensation agreements generally protect income for key executives who would likely be involved in decisions regarding and/or successful implementation of merger/acquisition activity and who are at risk for job loss if a takeover occurs. We believe it is in the best interests of the Company and its stockholders to have such an agreement with our CEO and other executive officers in order (i)  for the Board to be able to receive and rely upon the executive’s advice and counsel as to the best interests of the Company and its stockholders without concern that they might be distracted or influenced by the personal uncertainties and risks created by merger and/or acquisition proposals or threats, and (ii) to encourage them to remain with the Company and to continue to devote full attention to the Company’s business.

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The April 4, 2010 Employment Agreement and the April 1, 2013 Amended and Restated Employment Agreement with Dr. Michael J. Hartnett provides that in the event of his termination of employment due to a Change-in-control of the Company, he will generally be entitled to a payment equal to 2.5 times his annual base salary plus 2.5 times his target incentive compensation in effect at termination.

On February 1, 2010,   the Company entered into Change in Control Letter Agreements with Daniel A. Bergeron, Thomas M. Burigo, Thomas C. Crainer, Richard J. Edwards, and Thomas J. Williams. Each Change in Control Letter Agreement entitles the executive to severance benefits if his employment with the Company is terminated under certain circumstances within 24 months after a change in control of the Company.  The amount of severance will generally be equal to 150% of the executive’s annual base salary plus 150% of the executive’s target incentive compensation in effect at termination.  In addition, each executive will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs and to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination of employment.  The Change in Control Letter Agreements also commit the executives to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following the executive’s termination of employment due to a change in control.

The form of the Change in Control Letter Agreement entered into with each of the named executives is attached as Exhibit 10.1 to Form 10-Q filed February 1, 2010.

In addition, the restricted stock grants and stock options owned by Dr. Michael J. Hartnett and the other executive officers, contain change-in-control provisions. If a holder of these restricted stock grants or stock options ceases to be an employee because he or she is terminated without cause (as defined in the 2005 Long-Term Incentive Plan and the 2013 Long-Term Incentive Plan) within 18 months after a change-in-control (as defined in the 2005 Long-Term Incentive Plan and the 2013 Long-Term Incentive Plan), all then unvested restricted stock and stock options shall vest on the date the holder ceases to be an employee. In addition, if there is a change-in-control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock and the vesting of stock options on such terms and conditions as it deems appropriate.

Compensation Committee Policy Regarding Compliance with Section 162 (m) of the Code

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied.

The Compensation Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

Incentive bonus payments and restricted stock grants paid or awarded by the Company up until fiscal year 2010 were exempt from the deduction limitations under Section 162(m) pursuant to exceptions set forth in the Regulations issued pursuant to Section 162(m).

The Executive Officer Performance Based Compensation Plan (the “162(m) Plan”) is a plan pursuant to which executive officers selected by the Compensation Committee become eligible to receive an incentive bonus or a restricted stock grant based upon the Company’s meeting certain financial performance goals.  The 162(m) Plan is intended to constitute a qualified "performance-based compensation" for purposes of Section 162(m) of the Code. The Plan has an effective date of April 3, 2011. Dr. Hartnett was designated a Participant under the Plan by the Compensation Committee for fiscal 2012, fiscal 2013, fiscal 2014 and fiscal 2015. Dr. Hartnett’s incentive bonus payable pursuant to his April 4, 2010 Employment Agreement and the April 1, 2013 Amended and Restated Employment Agreement is or will be covered under the Plan. In addition, pursuant to the Plan, the Compensation Committee approved the award of grants of restricted stock to Dr. Hartnett equal to 25,000 shares for fiscal year 2012 and 35,000 shares for fiscal year 2013 if actual EBITDA to plan equals or exceeds eighty percent. Actual restricted stock awards in excess of approved amounts would not be deductible under Section 162(m) of the Code. For fiscal 2014 and subsequent fiscal years grants of restricted stock pursuant to the CEO Performance Based Program for Fiscal 2014 and subsequent fiscal years would be deductible under Section 162(m) of the Code. The discretionary bonuses paid to Dr. Hartnett for the fiscal 2011 and fiscal 2012 years would not be deductible under Section 162(m) of the Code.

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The cost to the Company of the incentive bonus amounts to be paid or restricted stock grants to participants cannot be determined at this time because payout of incentive bonus amounts and restricted stock grants are based on the Company’s future financial performance, the related performance measures set by the Committee and the number of participants named by the Committee. The Committee envisions that future incentive bonus amounts to be paid or restricted stock grants to participants will be consistent with the compensation and incentive programs approved by the Committee from time to time and described in the Company’s Annual Proxy to Stockholders under “Compensation Discussion and Analysis”.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2015 were Richard R. Crowell, Alan B. Levine and Dr. Amir Faghri. No member of the Compensation Committee was at any time during fiscal 2015 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2015.

Executive Compensation Clawback Policy

To align further the interests of our Executive Officers and our shareholders, we have an Executive Compensation Clawback Policy to ensure that any fraud or intentional illegal conduct materially contributing to a restatement of our financial statements would be properly addressed. The policy provides that if it is found that an Executive Officer engaged in fraud or intentional illegal conduct that materially contributed to the need to restate our financial statements, and the amount of any performance-based compensation actually paid or awarded to such Executive Officer (the “Awarded Compensation”) would have been a lower amount had it been calculated based on such restated financial statements (the “Actual Compensation”) then an Independent Director Committee shall, subject to certain exceptions set forth in the Policy, seek to recover from the Executive Officer the after-tax portion of the difference between the Awarded Compensation and the Actual Compensation. The full text of the Company Clawback Policy is filed as Exhibit 10.1 to Current Report on Form 8-K dated July 25, 2013. This policy will be revised if required under the Dodd-Frank Act once the regulations implementing the claw-back policy requirements of that law have been issued.

Stock Ownership Guidelines

We impose stock ownership requirements on each of our Executive Officers and Non-Employee Independent Directors. These stock ownership requirements are designed to emphasize stock ownership by our Executive Officers and Non-Employee Independent Directors and to further align their interests with our shareholders. Each Executive Officer and Non-Employee Independent Director must achieve and maintain ownership of ordinary stock or ordinary stock equivalents at or above a prescribed level. The requirements are as follows:

Position	Percent of Base Salary
Chief Executive Officer	6x multiple of base salary
All other Executive Officers	3x multiple of base salary
Non-Employee Independent Directors	3x multiple of annual retainer fee

Our stock-ownership program requires the accumulation of ordinary stock (or ordinary stock equivalents) over a five-year period following the date the person becomes subject to stock-ownership requirements. Executive Officers who experience a change of title or in base salary, and who have their stock ownership requirement increased as a result, have three years to achieve the new level from the date of such event. Ownership credit is given for actual ordinary stock and restricted stock owned, whether or not vested. Stock options do not count toward meeting the stock-ownership target unless the stock option is exercised and the stock received through the exercise is held as ordinary stock. The Compensation Committee will review each participant‘s compliance with these guidelines on an annual basis. The full text of the Company’s Stock Ownership Guidelines is filed as Exhibit 10.1 to Current Report on Form 8-K dated June 17, 2013.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee identified below recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of RBC Bearings Incorporated

Richard R. Crowell (Chairman)

Alan B. Levine

Dr. Amir Faghri

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SUMMARY COMPENSATION

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)	(h)	(i)		(j)

Michael J. Hartnett	2015	893,353	-	3,229,953	2,047,000	922,643	-	60,142	(5)	7,153,091
	2014	853,482	-	1,787,800	2,057,000	1,318,062	-	53,054	(5)	6,069,398
	2013	814,174	-	1,561,000	1,863,000	1,261,304	-	59,548	(5)	5,559,027

Daniel A. Bergeron	2015	339,833	215,000	256,600	409,400	135,000	-	16,472	(6)	1,372,305
	2014	328,471	18,437	204,320	411,400	211,563	-	14,863	(6)	1,189,053
	2013	313,212	38,750	200,700	372,600	161,250	-	13,422	(6)	1,099,934

Thomas C. Crainer	2015	307,000	24,640	128,300	409,400	75,360	-	13,701	(7)	958,401
	2014	315,404	29,085	127,700	411,400	105,915	-	17,969	(7)	1,007,473
	2013	306,803	-	200,700	372,600	175,000	-	18,662	(7)	1,073,765

Richard J. Edwards	2015	300,833	-	128,300	409,400	125,000	-	19,414	(8)	982,947
	2014	294,479	12,000	51,080	205,700	49,500	-	19,071	(8)	631,830
	2013	288,086	-	200,700	372,600	50,000	-	21,633	(8)	933,019

Thomas J. Williams	2015	250,417	-	64,150	153,525	75,000	-	6,243	(9)	549,335
	2014	249,477	-	102,160	205,700	55,000	-	7,098	(9)	619,435
	2013	241,938	-	89,200	186,300	110,000	-	7,210	(9)	634,648

(1)	Column (c) includes amounts deferred by the officer pursuant to 401(k) Plan.

(2)	Bonuses for fiscal 2015, 2014 and fiscal 2013 were paid under the Company’s incentive compensation plan and are reflected in column (g). Mr. Bergeron received an additional discretionary bonus based on performance of $215,000 in fiscal 2015, $18,437 in fiscal 2014 and $38,750 in fiscal 2013. Mr. Crainer received an additional discretionary bonus based on performance of $24,640 in fiscal 2015 and $29,085 in fiscal 2014. Mr. Edwards received an additional discretionary bonus based on performance of $12,000 in fiscal 2014.

(3)	The amounts in columns (e) and (f) represent the fair market value on the date of grant of restricted shares and non qualified stock options granted each year. For additional information on the valuation assumptions regarding the restricted stock and stock option awards, refer to Note 16 to our financial statements for fiscal 2015 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2015.

(4)	The amounts in column (g) consist of annual cash bonuses earned in fiscal 2015, fiscal 2014 and fiscal 2013 and paid in the following fiscal year under the Company’s incentive compensation plan.

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For fiscal 2015, Mr. Hartnett received the maximum amount under the EBITDA calculation.

For fiscal 2015, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $215,000 which was awarded at the discretion of the CEO based on performance.

For fiscal 2015, Mr. Crainer achieved 85.7% of his goal under element (1) of his operating plan and therefore received a payment equal to 30% of the targeted amount under that element which is 30% of his base salary of $314,000; this calculates to $28,260. Mr. Crainer did not achieve his goal under element (2) of his operating plan. Last, Mr. Crainer received a payment under element (3) of his operating plan equal to 100% of the targeted amount under that element which is 15% of his base salary of $314,000; this calculates to $47,100. Mr. Crainer also received an additional $24,640 which was awarded at the discretion of the CEO based on performance.

For fiscal 2015, Mr. Edwards achieved 95.7% of his goal under element (1) of his operating plan and therefore received a payment equal to 80% of his targeted amount under that element which is 30% of his base salary of $306,000; this calculates to $73,440. Mr. Edwards achieved 100% of his goal under element (2) of his operating plan and therefore received a payment equal to 100% of his targeted amount under that element which is 15% of his base salary of $306,000; this calculates to $45,900. Last, Mr. Edwards received a payment under element (3) of his operating plan representing approximately 12% of the targeted amount under that element which is 15% of his base salary of $306,000; this calculates to $5,660.

For fiscal 2015, Mr. Williams was awarded an annual performance bonus in the amount of $75,000. This amount represents approximately 30% of his base salary of $256,250. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

For fiscal 2014, Mr. Hartnett received the maximum amount under the EBITDA calculation.

For fiscal 2014, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $18,437 which was awarded at the discretion of the CEO based on performance.

For fiscal 2014, Mr. Crainer achieved 92.7% of his goal under element (1) of his operating plan and therefore received a payment equal to 65% of the targeted amount under that element which is 30% of his base salary of $307,000; this calculates to $59,865. Mr. Crainer did not achieve his goal under element (2) of his operating plan. Last, Mr. Crainer received a payment under element (3) of his operating plan equal to 100% of the targeted amount under that element which is 15% of his base salary of $307,000; this calculates to $46,050. Mr. Crainer also received an additional $29,085 which was awarded at the discretion of the CEO based on performance.

For fiscal 2014, Mr. Edwards achieved 80.0% of his goal under element (1) of his operating plan and therefore received a payment equal to 5% of his targeted amount under that element which is 30% of his base salary of $300,000; this calculates to $4,500. Mr. Edwards did not achieve his goal under element (2) of his operating plan. Last, Mr. Edwards received a payment under element (3) of his operating plan representing 100% of the targeted amount under that element which is 15% of his base salary of $300,000; this calculates to $45,000. Mr. Edwards also received an additional $12,000 which was awarded at the discretion of the CEO based on performance.

For fiscal 2014, Mr. Williams was awarded an annual performance bonus in the amount of $55,000. This amount represents approximately 22% of his base salary of $250,000. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

For fiscal 2013, Mr. Hartnett received the maximum amount under the EBITDA calculation.

For fiscal 2013, Mr. Bergeron received the maximum amount under the EBITDA calculation plus an additional $38,750 which was awarded at the discretion of the CEO based on performance.

For fiscal 2013, Mr. Crainer achieved 98.6% of his goal under element (1) of his operating plan and therefore received a payment equal to 95% of the targeted amount under that element which is 30% of his base salary of $307,000; this calculates to $87,495. Mr. Crainer achieved $100% of his goal under element (2) of his operating plan and therefore received a payment equal to 100% of his targeted amount under that element which is 15% of his base salary of $307,000; this calculates to $46,050. Last, Mr. Crainer received a payment under element (3) of his operating plan equal to 90% of the targeted amount under that element which is 15% of his base salary of $307,000; this calculates to $41,455.

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For fiscal 2013, Mr. Edwards achieved 83.5% of his goal under element (1) of his operating plan and therefore received a payment equal to 20% of his targeted amount under that element which is 30% of his base salary of $290,000; this calculates to $17,400. Mr. Edwards did not achieve his goal under element (2) of his operating plan. Last, Mr. Edwards received a payment under element (3) of his operating plan representing 75% of the targeted amount under that element which is 15% of his base salary of $290,000; this calculates to $32,600.

For fiscal 2013, Mr. Williams was awarded an annual performance bonus in the amount of $110,000. This amount represents approximately 45% of his base salary of $245,000. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Williams’ performance.

(5)	Consists of a leased vehicle of $3,054 in fiscal 2015, $3,054 in fiscal 2014 and $2,839 in fiscal 2013, healthcare expense reimbursements of $7,088 in fiscal 2015 and $6,709 in fiscal 2013 and reimbursement of personal expenses per Mr. Hartnett’s employment agreements of $50,000 in fiscal 2015, fiscal 2014 and fiscal 2013.

(6)	Consists of a leased vehicle of $9,044 in fiscal 2015, $7,654 in fiscal 2014 and $7,690 in fiscal 2013, employer match contributed to Mr. Bergeron’s SERP account of $6,522 in fiscal 2015, $6,144 in fiscal 2014 and $5,016 in fiscal 2013 and employer match contributions to Mr. Bergeron’s 401(k) account of $906 in fiscal 2015, $1,065 in fiscal 2014 and $716 in fiscal 2013.

(7)	Consists of Company-paid life insurance premiums of $1,120 in fiscal 2015, $1,120 in fiscal 2014 and $1,120 in fiscal 2013, a leased vehicle of $3,358 in fiscal 2015, $2,518 in fiscal 2014 and $1,780 in fiscal 2013, healthcare expense reimbursements of $2,958 in fiscal 2015, $5,000 in fiscal 2014 and $5,000 in fiscal 2013, employer match contributed to Mr. Crainer’s 401(k) account of $892 in fiscal 2015, $896 in fiscal 2014 and $881 in fiscal 2013 and employer match contributed to Mr. Crainer’s SERP account of $5,373 in fiscal 2015, $8,435 in fiscal 2014and $9,881 in fiscal 2013.

(8)	Consists of Company-paid life insurance premiums of $1,805 in fiscal 2015, $1,805 in fiscal 2014 and $1,805 in fiscal 2013, a leased vehicle of $11,871 in fiscal 2015, $11,871 in fiscal 2014 and $11,632 in fiscal 2013, employer match contributed to Mr. Edwards’ 401(k) account of $901 in fiscal 2015, $895 in fiscal 2014 and $881 in fiscal 2013 and employer match contributed to Mr. Edwards’ SERP account of $4,837 in fiscal 2015, $4,500 in fiscal 2014 and $7,315 in fiscal 2013.

(9)	Consists of employer match contributed to Mr. Williams’ 401(k) account of $899 in fiscal 2015, $894 in fiscal 2014 and $881 in fiscal 2013 and employer match contributed to Mr. Williams’ SERP account of $5,344 in fiscal 2015, $6,204 in fiscal 2014 and $6,329 in fiscal 2013.

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GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Stock Option Awards
	Grant	Threshold	Target		Maximum		Threshold	Target	Maximum
Name	Date	($)	($)		($)		(#)	(#)	(#)	(#)(8)	(#)	($/Sh)(8)	($)(9)

Michael J. Hartnett	-	(1)	1,383,965	(2)	1,845,286	(3)	-	-	-	-	-	-	-
	7/1/2014	-	-		-		-	-	-	50,350	-	-	3,229,953
	7/1/2014	-	-		-		-	-	-	-	100,000	64.15	2,047,000

Daniel A. Bergeron	-	(4)	180,000	(5)	225,000	(6)	-	-	-	-	-	-	-
	7/1/2014	-	-		-		-	-	-	4,000	-	-	256,600
	7/1/2014		-		-		-	-	-	-	20,000	64.15	409,400

Thomas C. Crainer	-	-	188,400	(7)	282,600	(7)	-	-	-	-	-	-	-
	7/1/2014	-	-		-		-	-	-	2,000	-	-	128,300
	7/1/2014	-	-		-		-	-	-	-	20,000	64.15	409,400

Richard J. Edwards	-	-	183,600	(7)	275,400	(7)	-	-	-	-	-	-	-
	7/1/2014	-	-		-		-	-	-	2,000	-	-	128,300
	7/1/2014	-	-		-		-	-	-	-	20,000	64.15	409,400

Thomas J. Williams	-	-	102,500	(10)	-		-	-	-	-	-	-	-
	7/1/2014	-	-		-		-	-	-	1,000	-	-	64,150
	7/1/2014	-	-		-		-	-	-	-	7,500	64.15	153,525

(1)	Under the Annual Incentive Compensation Plan, if the target is not met, the amount of the award is at the discretion of the Board of Directors. For fiscal 2015 the Company EBITDA performance was equal to 98.3% of plan.

(2)	Equals 150% of base salary (100% to 109.9% of EBITDA to plan).

(3)	Equals 200% of base salary (110% or greater of EBITDA to plan).

(4)	If the target is not met, the amount of the award is at the discretion of the CEO.

(5)	Equals 50% of base salary (100% to 104.9% of EBITDA to plan).

(6)	Equals 125% of target (105% or higher of EBITDA to plan).

37

(7)	Target is 60% of base salary. The targeted percentage is made up of three elements: (1) thirty percent of base salary upon achieving one hundred percent of the established annual revenue and profit plan, with a minimum threshold of more than eighty percent of plan and an opportunity to earn up to sixty percent of base salary if the achievement is equal to one hundred and twenty percent of plan; (2) up to fifteen percent of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to fifteen percent of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance.

(8)	Awarded under the 2013 Long-Term Equity Incentive Program.

(9)	Awarded under the 2013 Long-Term Equity Incentive Program. The Grant Date Fair Value of restricted stock awards is based on the grant date closing price of $64.15.

(10)	Target is 40% of base salary. The actual amount is determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

The following descriptions of our equity plans and employment agreements with Dr. Hartnett are necessary to an understanding of the Summary Compensation Table and Grants of Plan Based Awards Table above.

Dr. Hartnett Employment Agreement

On July 1, 2005, we entered into an employment agreement with Dr. Hartnett. Under the terms of the employment agreement, Dr. Hartnett was employed as our Chief Executive Officer. On April 22, 2010 the Company entered into a new Employment Agreement with Dr. Hartnett, effective April 4, 2010, pursuant to which Dr. Hartnett continued to be employed as President, Chief Executive Officer and Chairman of the Board. The new Employment Agreement replaced the July 1, 2005 Employment Agreement. Dr. Hartnett’s April 4, 2010 Employment Agreement had a two year initial term with automatic annual renewals thereafter. Effective April 1, 2013 the Company entered into an Amended and Restated Employment Agreement with Dr. Hartnett pursuant to which he continues to be employed as President, Chief Executive Officer and Chairman of the Board. The April 1, 2013 Amended and Restated Employment Agreement amends and restates the April 4, 2010 Employment Agreement and has a two year initial term with automatic annual renewals thereafter.

Dr. Hartnett’s current employment agreement provides for a base salary effective April 1, 2013 of $70,072 per month.   Dr. Hartnett’s base salary is subject to review by the Compensation Committee not later than December 1 of each year who may increase (but not decrease) such base salary, at its sole discretion. Dr. Hartnett’s base salary was increased to $73,226 per month effective December 1, 2013 representing an annualized increase of 4.5 percent based on an evaluation of performance and competitive compensation factors.. Dr. Hartnett’s base salary was increased to $76,887 per month effective December 1, 2014 representing an annualized increase of 5 percent based on an evaluation of performance and competitive compensation factors. Dr. Hartnett is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Dr. Hartnett’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan as explained above.

Dr. Hartnett’s current employment agreement also contains non-competition provisions prohibiting Dr. Hartnett from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Dr. Hartnett is also entitled to certain additional benefits (beyond those generally available to our employees) including medical and hospitalization insurance and additional life insurance. We are also required to maintain an apartment in Los Angeles for use by Dr. Hartnett while on business.

1998 Stock Option Plan

Effective February 18, 1998, we adopted the RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 1998 Stock Option Plan. The terms of the 1998 Stock Option Plan provide for the grant of options to purchase up to 8,413,900 shares of common stock to officers and employees of, and consultants (including members of the Board) to the Company and our subsidiaries. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 1998 Stock Option Plan was administered by our Board or a committee to which the Board delegated its responsibilities. As of July 1, 2015, there were no outstanding options. The 1998 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 1998 Stock Option Plan was determined by our Board, but in no event was less than 100% of the Fair Market Value (as defined in the 1998 Stock Option Plan) of the common stock on the date of grant. Options granted under the 1998 Stock Option Plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

38

The 1998 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 1998 Stock Option Plan are not transferable by the holders thereof except by the laws of descent and distribution. Our Board has the right to establish such rules and regulations concerning the 1998 Stock Option Plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

2001 Stock Option Plan

The RBC Bearings Incorporated (f/k/a Roller Bearing Holding Company, Inc.) 2001 Stock Option Plan was adopted in fiscal 2002 and amended and restated on October 24, 2003. The terms of the 2001 Stock Option Plan provide for the grant of options to purchase up to 1,008,553 shares of common stock to officers and employees of, and consultants (including members of our Board) to, the Company and its subsidiaries selected by the CEO to participate in the plan. Options granted may be either incentive stock options (under Section 422 of the Code) or non-qualified stock options. The 2001 Stock Option Plan, which expired in July 2011, was administered by our Board or a committee to which the Board delegated its responsibilities. As of July 1, 2015, there were no outstanding options. The 2001 Stock Option Plan has been frozen and no additional stock options will be awarded pursuant to the plan.

The exercise price of options granted under the 2001 Stock Option Plan was determined by the Board, but in no event was less than 100% of the Fair Market Value (as defined in the 2001 Stock Option Plan) of the common stock on the date of grant. Options granted under the 2001 Stock Option Plan may be exercised during the period set forth in the agreement pursuant to which the options are granted, but in no event more than ten years following grant.

The 2001 Stock Option Plan provides that the number of shares for which outstanding options shall be exercisable, and the exercise price thereof, shall be adjusted upon the happening of stock dividends, stock splits, recapitalizations and certain other capital events regarding our Company or the common stock. Upon any merger, consolidation or combination where shares of common stock are converted into cash, securities or other property, outstanding options shall be converted into the right to receive upon exercise the consideration as would have been payable in exchange for the shares of common stock underlying such options had such options been exercised prior to such event.

Options granted under the 2001 Stock Option Plan are not transferable by the holders thereof except (1) by the laws of descent and distribution, (2) transfers to members of any holder’s immediate family (which for purposes of the 2001 Stock Option Plan shall be limited to the participant’s children, grandchildren and spouse), (3) to one or more trusts for the benefit of such family members, or (4) to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members; provided, that options may be transferred pursuant to sections (2) through (4) hereof only if the option expressly so provides, or as otherwise approved by the CEO or the Board in their discretion. Our Board has the right to establish such rules and regulations concerning the 2001 Stock Option Plan and to make such determinations and interpretations of the terms thereof as it deems necessary or advisable.

 2005 Long-Term Equity Incentive Plan

We adopted our 2005 Long-Term Incentive Plan effective upon the completion of our initial public offering in August 2005. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

39

2,939,170 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. Of this amount, 683,502 options were awarded to Dr. Hartnett at the time of our initial public offering in August, 2005 at the offering price of $14.50 per share and the remainder was reserved for grants to our employees and directors at the discretion of our Compensation Committee. During fiscal 2009, the Company issued an additional 198,500 options and 43,500 restricted stock grants. During fiscal 2010, the Company issued an additional 363,000 options and 41,000 restricted stock grants. During fiscal 2011, the Company issued an additional 8,000 options and 25,000 restricted stock grants. During fiscal 2012, the Company issued an additional 201,000 options and 115,600 restricted stock grants. During fiscal 2013, the Company issued an additional 206,500 options and 121,250 restricted stock grants. During fiscal 2014, the Company issued an additional 193,500 options and 55,000 restricted stock grants. During fiscal 2015 through July 1, 2015, the Company issued no additional options and 40,700 restricted stock grants. As of July 1, 2015, the 2005 Long-Term Incentive Plan had 62,570 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan (other than the initial award to Dr. Hartnett discussed above), and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. All of the 62,570 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

  2013 Long-Term Equity Incentive Plan

Our 2013 Long-Term Incentive Plan was approved by our shareholders at the Company’s 2013 annual shareholder meeting. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

40

  1,500,000 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. During fiscal 2015 through July 1, 2015, the Company issued 398,250 options and 149,950 restricted stock grants. As of July 1, 2015, the 2013 Long-Term Incentive Plan had 943,800 stock options or other equity awards available for issuance. We may grant shares of restricted stock to our employees and directors in the future under the plan. Our Compensation Committee administers the plan. Our Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options.   Under the plan, the Compensation Committee or the Board may award grants of incentive stock options and other non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan (other than the initial award to Dr. Hartnett discussed above), and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within 10 years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of such fair market value on such date and the option must be exercised within five years of the date of grant.

Restricted Stock.   Under the plan, the Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion. One half of the 943,800 shares available for issuance are available to be used for restricted stock awards.

Stock Appreciation Rights.   The Compensation Committee may grant stock appreciation rights, or SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards.   The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment and Termination of the Plan.   The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange or Nasdaq listing requirements. If not previously terminated by the Board, the plan will terminate on the tenth anniversary of its adoption.

On March 29, 2006, we accelerated vesting with respect to all outstanding options and warrants under our existing stock option plans. Such acceleration was approved by our Board. As of July 1, 2015, there were 1,261,500 outstanding stock options, 585,700 of which were exercisable.

Except as set forth above in “CEO Performance Based Program for Fiscal 2014 and Subsequent Years” with respect to the CEO, the Company does not have an established quantitative formula to determine the number of shares of stock options and/or restricted shares granted to each named executive officer. The grants are based on the Compensation Committee’s subjective evaluation based on an understanding and assessments of each individual named executive officer and a comparison to the competitive market for executive compensation. The factors taken into consideration by the Compensation Committee with respect to grants to named executive officers of stock options and/or restricted shares include the named executive’s responsibilities, experience level, retention risk, tenure, job performance and achievement of short-term and long-term goals.

The Compensation Committee typically reviews approval of equity grants on an annual fiscal year basis. The timing of the meeting is scheduled to allow the Compensation Committee to review prior year performance and assemble all necessary information. Grants are generally scheduled to follow release of earnings for the applicable quarter. The date is not selected or changed to increase the value of stock option awards for executives or directors

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)		($)(1)	(#)	($)
Name	Exercisable	Unexercisable

Michael J. Hartnett	20,075	-		-	20.37	11/11/2015	-		-	-	-
	100,000	-		-	22.73	11/16/2016	-		-	-	-
	60,000	40,000	(2)	-	37.66	10/6/2018	-		-	-	-
	40,000	60,000	(5)	-	44.60	6/4/2019	-		-	-	-
	20,000	80,000	(8)	-	51.08	6/14/2020	-		-	-	-
	-	100,000	(11)	-	64.15	7/1/2021	-		-	-	-
	-	-		-	-	-	14,000	(14)	1,058,120	-	-
	-	-		-	-	-	11,667	(18)	881,792	-	-
	-	-		-	-	-	23,333	(21)	1,763,508	-	-
	-	-		-	-	-	50,350	(26)	3,805,453	-	-
Daniel A. Bergeron	20,000	-		-	31.91	2/12/2016	-		-	-	-
	20,000	-		-	20.37	11/11/2015	-		-	-	-
	20,000			-	22.73	11/16/2016	-		-	-	-
	12,000	8,000	(3)	-	37.66	10/6/2018	-		-	-	-
	8,000	12,000	(6)	-	44.60	6/4/2019	-		-	-	-
	4,000	16,000	(9)	-	51.08	6/14/2020	-		-	-	-
	-	20,000	(12)	-	64.15	7/1/2021	-		-	-	-
	-	-		-	-	-	3,000	(15)	226,740	-	-
	-	-		-	-	-	1,500	(19)	113,370	-	-
	-	-		-	-	-	2,667	(22)	201,572	-	-
	-	-		-	-	-	4,000	(27)	302,320	-	-

Thomas C. Crainer	25,000	-		-	20.37	11/11/2015	-		-	-	-
	25,000	-		-	22.73	11/16/2016	-		-	-	-
	12,000	8,000	(3)	-	37.66	10/6/2018	-		-	-	-
	8,000	12,000	(6)	-	44.60	6/4/2019	-		-	-	-
	4,000	16,000	(9)	-	51.08	6/14/2020	-		-	-	-
	-	20,000	(12)	-	64.15	7/1/2021	-		-	-	-
	-	-		-	-	-	2,000	(16)	151,160	-	-
	-	-		-	-	-	1,500	(19)	113,370	-	-
	-	-		-	-	-	1,667	(23)	125,992	-	-
	-	-		-	-	-	2,000	(28)	151,160
Richard J. Edwards	8,000	-		-	22.73	11/16/2016	-		-	-	-
	4,000	8,000	(3)	-	37.66	10/6/2018	-		-	-	-
	8,000	12,000	(6)	-	44.60	6/4/2019	-		-	-	-
	2,000	8,000	(10)	-	51.08	6/14/2020	-		-	-	-
	-	20,000	(12)	-	64.15	7/1/2021	-		-	-	-
	-	-		-	-	-	2,000	(16)	151,160	-	-
	-	-		-	-	-	1,500	(19)	113,370	-	-
	-	-		-	-	-	667	(24)	50,412	-	-
	-	-		-	-	-	2,000	(28)	151,160	-	-
Thomas J. Williams	2,000	-		-	31.91	2/12/2016	-		-	-	-
	6,000	-		-	22.73	11/16/2016	-		-	-	-
	6,000	4,000	(4)	-	37.66	10/6/2018	-		-	-	-
	4,000	6,000	(7)	-	44.60	6/4/2019	-		-	-	-
	2,000	8,000	(10)	-	51.08	6/14/2020	-		-	-	-
	-	7,500	(13)	-	64.15	7/1/2021	-		-	-	-
	-	-		-	-	-	800	(17)	60,464	-	-
	-	-		-	-	-	667	(20)	50,412	-	-
	-	-		-	-	-	1,333	(25)	100,748	-	-
	-	-		-	-	-	1,000	(29)	75,580	-	-

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(1)	These amount are based on a price per share of $75.58, the closing sales price for a share of our common stock on the last business day of fiscal 2015 (March 27, 2015) as quoted by the Nasdaq National Market.

(2)	These options vest as follows: 20,000 on October 6, 2015 and 20,000 on October 6, 2016.

(3)	These options vest as follows: 4,000 on October 6, 2015 and 4,000 on October 6, 2016.

(4)	These options vest as follows: 2,000 on October 6, 2015 and 2,000 on October 6, 2016.

(5)	These options vest as follows: 20,000 on June 4, 2015, 20,000 on June 4, 2016 and 20,000 on June 4, 2017.

(6)	These options vest as follows: 4,000 on June 4, 2015, 4,000 on June 4, 2016 and 4,000 on June 4, 2017.

(7)	These options vest as follows: 2,000 on June 4, 2015, 2,000 on June 4, 2016 and 2,000 on June 4, 2017.

(8)	These options vest as follows: 20,000 on June 14, 2015, 20,000 on June 14, 2016, 20,000 on June 14, 2017 and 20,000 on June 14, 2018.

(9)	These options vest as follows: 4,000 on June 14, 2015, 4,000 on June 14, 2016, 4,000 on June 14, 2017 and 4,000 on June 14, 2018.

(10)	These options vest as follows: 2,000 on June 14, 2015, 2,000 on June 14, 2016, 2,000 on June 14, 2017 and 2,000 on June 14, 2018.

(11)	These options vest as follows: 20,000 on July 1, 2015, 20,000 on July 1, 2016, 20,000 on July 1, 2017, 20,000 on July 1, 2018 and 20,000 on July 1, 2019.

(12)	These options vest as follows: 4,000 on July 1, 2015, 4,000 on July 1, 2016, 4,000 on July 1, 2017, 4,000 on July 1, 2018 and 4,000 on July 1, 2019.

(13)	These options vest as follows: 1,500 on July 1, 2015, 1,500 on July 1, 2016, 1,500 on July 1, 2017, 1,500 on July 1, 2018 and 1,500 on July 1, 2019.

43

(14)	These restricted stock awards vest as follows: 7,000 on October 6, 2015 and 7,000 on October 6, 2016.

(15)	These restricted stock awards vest as follows: 1,500 on October 6, 2015 and 1,500 on October 6, 2016.

(16)	These restricted stock awards vest as follows: 1,000 on October 6, 2015 and 1,000 on October 6, 2016.

(17)	These restricted stock awards vest as follows: 400 on October 6, 2015 and 400 on October 6, 2016.

(18)	These restricted stock awards vest as follows: 11,667 on June 4, 2015.

(19)	These restricted stock awards vest as follows: 1,500 on June 4, 2015.

(20)	These restricted stock awards vest as follows: 667 on June 4, 2015.

(21)	These restricted stock awards vest as follows: 11,666 on June 14, 2015 and 11,667 on June 14, 2016.

(22)	These restricted stock awards vest as follows: 1,334 on June 14, 2015 and 1,333 on June 14, 2016.

(23)	These restricted stock awards vest as follows: 834 on June 14, 2015 and 833 on June 14, 2016.

(24)	These restricted stock awards vest as follows: 334 on June 14, 2015 and 333 on June 14, 2016.

(25)	These restricted stock awards vest as follows: 666 on June 14, 2015 and 667 on June 14, 2016.

(26)	These restricted stock awards vest as follows: 16,783 on July 1, 2015, 16,784 on July 1, 2016 and 16,783 on July 1, 2017.

(27)	These restricted stock awards vest as follows: 1,333 on July 1, 2015, 1,334 on July 1, 2016 and 1,333 on July 1, 2017.

(28)	These restricted stock awards vest as follows: 667 on July 1, 2015, 666 on July 1, 2016 and 667 on July 1, 2017.

(29)	These restricted stock awards vest as follows: 333 on July 1, 2015, 334 on July 1, 2016 and 333 on July 1, 2017.

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OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(1)

Michael J. Hartnett	133,427	5,723,025	30,334	1,809,027

Daniel A. Bergeron	-	-	4,333	255,348

Thomas C. Crainer	-	-	3,333	196,603

Richard J. Edwards	-	-	2,833	165,488

Thomas J. Williams	-	-	1,734	103,411

(1)	The fair market value was based on the closing price of our common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($)(1)	($)(2)	($)(3)	($)	($)

Michael J. Hartnett	-	-	379	-	388,781

Daniel A. Bergeron	36,283	6,522	26,380	-	397,467

Thomas C. Crainer	21,490	5,373	34,681	-	615,422

Richard J. Edwards	19,347	4,837	5,891	-	121,878

Thomas J. Williams	133,184	5,344	25,514	-	380,304

(1)	These amounts represent contributions made by each individual to the SERP. These amounts are included in the “Salary” column for each individual in the Summary Compensation Table.

(2)	These amounts represent contributions made by the Company to the SERP. These amounts are included in the “All Other Compensation” column for each individual in the Summary Compensation Table.

(3)	These amounts consist of appreciation (depreciation) and earnings (loss) on such individual’s account under the SERP.

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Supplemental Retirement Plan

Effective September 1, 1996, we adopted a non-qualified supplemental retirement plan, or SERP, for a select group of executive officers and management employees designated by our CEO. The SERP allows eligible employees to elect to defer until termination of their employment the receipt of up to 25% of their current salary. Until January 1, 2010 when the Company match was suspended, the Company made contributions equal to the lesser of 50% of the deferrals or 3.5% of the employee’s annual salary, which vest in full after three years of service following the effective date of the SERP. The match was reinstated on April 1, 2011 by the Company through matching contributions equal to 25% of the first 7% of eligible employee compensation. The SERP was amended in August, 2008, allowing eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. Also, the vesting period was reduced to one year of service.

Accounts are paid, either in a lump sum or installments, upon retirement, death or termination of employment. Accounts are generally payable from our general assets. Employees’ rights to receive payments are subject to the rights of our creditors.

 POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

 The table below summarizes the executive benefits and payments that would have been due to the CEO and other executive officers upon termination in connection with a change-in-control or termination of employment occurring on March 28, 2015, which in the case of Mr. Hartnett are based on the provisions of his current Employment Agreement and in the case of the other Executive Officers are based on their change-in-control letter agreements.

CHANGE IN CONTROL

Benefits and Payments Upon Change-in-Control	Named Executive Officers
	Michael J. Hartnett (1)(2)	Daniel A. Bergeron(5)	Thomas C. Crainer(5)	Richard J. Edwards(5)	Thomas J. Williams(5)
Base salary	$2,306,608	$540,000	$471,000	$459,000	$384,375
Incentive compensation plans payments	19,936,330	1,517,580	1,311,840	1,299,840	599,908
Other payments	45,000	51,952	41,217	22,887	41,773
Stock options vested and value upon termination (3)	6,478,600	1,295,720	1,295,720	1,099,720	619,285
Restricted stock vested and value upon termination (4)	7,508,873	844,002	541,682	466,102	287,204
Total	$36,275,411	$4,249,254	$3,661,459	$3,347,549	$1,932,545

(1)	On April 22, 2010, the Company entered into an employment agreement with Michael J. Hartnett, effective April 4, 2010, pursuant to which Mr. Hartnett will continue to be employed as President, CEO and Chairman of the Board of Directors of the Company. The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to a change-in-control of the Company, he will generally be entitled to payment of his base salary and pro rata bonus through the date of termination, a severance payment of 250% of his base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in his employment agreement.

(2)	The actual amount of the incentive compensation plans payment is assumed to be equal to 150% of base salary for the applicable fiscal year, in accordance with Mr. Hartnett’s employment agreement, as well as equity grants equal to those awarded in the previous year.

(3)	All unvested stock options granted to the named executive officers would vest upon a change-in-control.

(4)	All restrictions associated with restricted stock grants would lapse upon a change of control.

(5)	The other named executive officers, in the event of a change-in-control, will generally be entitled to payment of their base salary and pro rata bonus through the date of termination, a severance payment of 150% of their base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in their change-in-control agreements.

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TERMINATION

 The following summarizes executive benefits and payments that would have been due the CEO upon termination of employment other than due to a change-in-control occurring on March 28, 2015. No other executive officer has an employment agreement with the Company providing for payments to them upon termination of employment other than due to a change-in-control.

Benefits and Payments Upon Termination	Named Executive Officer
Michael J. Hartnett
Death or Disability/Without Cause (1)
Base salary	$938,020
Incentive bonus payments	1,383,965
Other payments	401,463
Stock options vested and value upon termination (2)	6,478,600
Restricted stock vested and value upon termination (3)	7,508,873
Total	$16,710,921

With Cause (4)
Base salary	$461,322
Other payments	200,731
Total	$662,053

Voluntary Termination (5)
Base salary	$461,322
Other payments	200,731
Stock options vested and value upon termination (2)	6,478,600
Restricted stock vested and value upon termination (3)	7,508,873
Total	$14,649,526

(1)	The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment due to his death or disability, or without cause, he will generally be entitled to payment of his base salary plus a pro rata portion of his annual bonus plus the continuation of certain benefits for the remainder of the period ending April 2, 2016.

(2)	All unvested stock options granted to Michael J. Hartnett would vest upon his death or disability.

(3)	All restrictions associated with restricted stock grants would lapse upon his death or disability.

(4)	The employment agreement with Michael J. Hartnett provides that in the event of his termination of employment with cause, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment.

(5)	The employment agreement with Michael J. Hartnett provides that in the event of voluntary termination, he will generally be entitled to payment of his base salary in addition to being entitled to the continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment. In addition, all restricted stock and stock options would immediately fully vest.

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401(k) Plan

We maintain the Roller Bearing Company of America 401(k) Plan, or the 401(k) Plan, a plan established pursuant to Section 401(k) of the Code, for the benefit of our non-union employees. All non-union employees who have completed six months of service with us are entitled to participate. Subject to various limits, employees are entitled to defer up to 25% of their annual salary on a pre-tax basis and up to an additional 10% of their annual salary on an after-tax basis.

Effective April 4, 2010, the Company, set matching contributions to our 401(k) Plan equal to 10% of the first 3.5% of eligible employee compensation.

 We also maintain a 401(k) plan for non-exempt employees at some of our facilities. Subject to various limits, non-exempt employees are entitled to defer up to 25% of their annual salary on a pre-tax basis. We make employer contributions (matching and, in some cases, non-elective contributions) based on requirements in applicable collective bargaining agreements.

Equity Compensation Plan Information

 The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of July 1, 2015, including the Company’s 1998 Stock Option Plan, 2001 Stock Option Plan, 2005 Long Term Incentive Plan and the 2013 Long Term Incentive Plan. The Company purchases shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by stockholders	1,261,500	(1)	$47.33	1,006,370	(2)

(1)	The Company does not have equity compensation plans which have not been approved by the Company’s stockholders.

(2)	Applies to the 2005 Long Term Incentive Plan and the 2013 Long Term Incentive Plan only as no further equity grants may be made under the 1998 Stock Option Plan and 2001 Stock Option Plan.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2014 and fiscal 2015.

	Fiscal Year
Fee Category	March 29, 2014	March 28, 2015
Audit Fees	$738,000	$810,000
Audit-Related Fees	-	-
Tax Fees	-	-
Total Fees	$738,000	$810,000

 Audit Fees:   Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees:   Consists principally of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services and assistance with tax audits and appeals.

All audit, audit-related and tax services performed by Ernst & Young LLP in fiscal 2015 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent registered public accounting firm and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The Audit Committee charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed the consolidated financial statements of the Company for fiscal 2015 with Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2015, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) including matters related to the planning and results of audit of the Company’s consolidated financial statements.

 The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB relating to Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence and has considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP’s independence.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 28, 2015 for filing with the SEC.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016.

Respectfully submitted,

The Audit Committee of the Board of RBC Bearings Incorporated

Dr. Thomas J. O’Brien

Mitchell I. Quain

Edward D. Stewart

Alan B. Levine (Chairman)

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2016 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in 2016 must be received by the Company no later than March 27, 2016. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2016, must be received by the Company not less than 60 days nor more than 90 days prior to the meeting; provided , however , that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. Such proposals must also comply with the procedures outlined in the Company’s by-laws, a copy of which is available upon request from the Corporate Secretary, RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may nominate director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such nomination should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established through its Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company has not retained any third party to assist in this solicitation. The Company also will reimburse, upon request, all brokers and other persons holding shares of common stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of the Company’s common stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in the manner they consider appropriate.

By order of the Board of Directors,
s/ Thomas J. Williams /
Corporate Secretary

Dated: July 26, 2015

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Appendix A

Directions To:

RBC Bearings Incorporated

Building B, 102 Willenbrock Road

One Tribology Center

Oxford, CT 06478.

Connecticut I-84 East or West to exit 16.

Head south on CT-188 S/Strongtown Road toward CT-67 N/Seymour Road

Turn left onto CT-188 S/CT-67 S/Seymour Road

Continue to follow CT-67 S/Seymour Road

Take the 1st left onto Hawley Road

Take the 2nd right onto Willenbrock Road

Destination will be on the left

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RBC BEARINGS INCORPORATED

 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The board of directors recommends you vote “FOR” the following:

1. Election of Directors:

Nominees:

For All	Withhold All	For All Except
☐	☐	☐

01. Mitchell I. Quain 02. Richard R. Crowell 03. Alan B. Levine.

 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOTE: Nominee 01 for Election in Class I for a One-year Term Expiring at our 2016 Annual Meeting. Nominees 02 and 03 for Election in Class II for a Three-year Term Expiring at our 2018 Annual Meeting.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2016.

For	Against	Abstain
☐	☐	☐

3. To approve the compensation of our named executive officers.

For	Against	Abstain
☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy will be voted in the manner directed herein by the undersigned.

For address change/comments, mark here.

(see reverse for instructions)

Please indicate if you plan to attend this meeting	Yes	No
	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date:
Signature (Joint Owners)	Date:

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RBC BEARINGS INCORPORATED

PROXY FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of RBC Bearings Incorporated, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Dr. Michael J. Hartnett, Daniel A. Bergeron and Thomas J. Williams, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of the Company to be held on September 10, 2015 at 9:00 a.m., local time, at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478. and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

ADDRESS CHANGE / COMMENTS/:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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